Exhibit 99(b)

BYLAWS

OF

RMR REAL ESTATE INCOME FUND

(Dated April 13, 2017)

ARTICLE I

AGREEMENT AND DECLARATION OF TRUST

1.1          Agreement and Declaration of Trust.  These Bylaws shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the “Declaration of Trust”), of RMR Real Estate Income Fund, a Maryland statutory trust (the “Trust”).  Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

ARTICLE II

TRUSTEES

2.1          General Powers; Qualifications; Trustees Holding Over.  The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.  A Trustee shall be an individual at least 21 years of age who is not under legal disability.  To qualify for nomination or election as a Trustee, an individual, at the time of nomination and election, shall, without limitation, (a) have substantial expertise or experience relevant to the business of the Trust and its subsidiaries (as defined in Section 8.12(f)(iii)), (b) not have been convicted of a felony and (c) meet the qualifications of an Independent Trustee or a Managing Trustee, each as defined in Section 2.2, as the case may be, depending upon the position for which such individual may be nominated and elected.  In case of failure to elect Trustees at an annual meeting of Shareholders, the incumbent Trustees shall hold over and continue to direct the management of the business and affairs of the Trust until they may resign or until their successors are elected and qualify.

2.2          Independent Trustees and Managing Trustees.  A majority of the Trustees holding office shall at all times be Independent Trustees; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy, whether as a result of enlargement of the Board of Trustees or the resignation, removal or death of a Trustee who is an Independent Trustee, such requirement shall not be applicable.  An “Independent Trustee” is one who is not an employee of the investment adviser of the Trust, who is not involved in the Trust’s day-to-day activities, who is not an “interested person” of the Trust (as defined in the 1940 Act), except for the fact of his or her being a Trustee, and who meets the qualifications of an independent director under the applicable rules of each stock exchange upon which shares of the Trust are listed for trading and the Securities and Exchange Commission (the “SEC”), as those requirements may be amended from time to time.  If the number of Trustees, at any time, is set at less than five, at least one Trustee shall be a Managing Trustee.  So long as the number of Trustees shall be five or greater, at least two Trustees shall be Managing Trustees.

“Managing Trustees” shall mean Trustees who are not Independent Trustees and who have been employees, officers or directors of the investment adviser of the Trust or involved in the day-to-day activities of the Trust during the one year prior to their election.  If at any time the Board of Trustees shall not be comprised of a majority of Independent Trustees or shall not have the requisite number of Managing Trustees, the Board of Trustees shall take such actions as will cure the applicable condition; provided that the fact that the Board of Trustees does not have a majority of Independent Trustees or requisite number of Managing Trustees, as the case may be, or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Trustees.

2.3          Number of Trustees.  The number of Trustees shall be initially set at five.  Each of the Trustees shall be designated as a Class I, Class II or Class III Trustee as required by the Declaration of Trust.  The number of Trustees constituting the entire Board of Trustees may be increased or decreased from time to time only by a vote of the Board of Trustees; provided, however, that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees; provided, further, that the number of Trustees shall not be less than three.

2.4          Regular Meetings.  Regular meetings of the Board of Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine; provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.5          Special Meetings.  Special meetings of the Board of Trustees may be called at any time by any Managing Trustee, the President or pursuant to the request of any two Trustees then in office.  The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

2.6          Notice.  Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each Trustee at his or her business or residence address.  Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least 24 hours prior to the meeting.  Notice by mail shall be deposited in the U.S. mail at least 72 hours prior to the meeting.  If mailed, such notice shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee.  Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party.  Facsimile transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer back indicating receipt.  If sent by overnight courier, such notice shall be deemed given when delivered to the courier.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

2.7          Quorum.  A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees; provided that, if less than a majority of such

Trustees are present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice.  The Trustees present at a meeting of the Board of Trustees which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of a number of Trustees resulting in less than a quorum then being present at the meeting.  Whether or not a Trustee votes on a matter at a meeting which he or she attends, he or she will nonetheless be considered present for purposes of establishing a quorum to consider the matter.

2.8          Voting.  The action of the majority of the Trustees present at a meeting at which a quorum is or was present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the Declaration of Trust or these Bylaws.  If enough Trustees have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.

2.9          Telephonic Meetings.  Except as required by the 1940 Act or other applicable law, attendance at Board of Trustees meetings may be in person or by a teleconference or other communications medium by means of which all persons participating in the meeting can hear and speak with each other.

2.10        Action by Written Consent.  Unless specifically otherwise provided in the Declaration of Trust, any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a majority of the Trustees shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Board of Trustees at which a quorum was present.

2.11        Waiver of Notice.  The actions taken at any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present waives notice, consents to the holding of such meeting or approves the minutes thereof.

2.12        Vacancies.  If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain).  Subject to the requirements of the 1940 Act or other applicable law, any vacancies in the Board of Trustees, including vacancies resulting from increases in the number of Trustees or otherwise, shall be filled by a majority of the Trustees then in office, whether or not sufficient to constitute a quorum, or by a sole remaining Trustee; provided, however, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees elected by that class or series or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series.  A Trustee elected by the Trustees to fill any vacancy occurring in the Board of Trustees, whether occurring due to an increase in size of the Board of Trustees or by the death, resignation or removal of any Trustee, shall serve until the next annual meeting of Shareholders at which such Trustee’s Class shall be elected and qualifies; subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Any Trustee elected by Shareholders at an annual meeting to fill any vacancy occurring in the Board of Trustees, whether occurring due to an increase in size of the Board of Trustees or by the death, resignation or removal of any Trustee, that has arisen since the preceding annual meeting of Shareholders (which vacancy has not been filled by election of a new Trustee by the Trustees) shall hold office for a term which coincides with the remaining term of the Class of Trustee to which such office was previously assigned.  Any person elected or appointed as a Trustee shall meet the criteria for office set forth from time to time in these Bylaws.

2.13        Compensation.  The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time.  Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees.  The Trustees shall be entitled to receive remuneration for services rendered to the Trust in any other capacity, and such services may include, without limitation, services as an officer of the Trust, services as an employee of RMR Advisors, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

2.14        Reliance.  Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust or by RMR Advisors, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

2.15        Qualifying Shares Not Required.  Trustees need not be Shareholders.

2.16        Emergency Provisions.  Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 2.16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article II cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Trustees, (a) a meeting of the Board of Trustees may be called by any Managing Trustee or officer of the Trust by any means feasible under the circumstances and (b) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many Trustees and by such means as it may be feasible at the time, including publication, television or radio.

2.17        Interested Trustee Transactions. Section 2-419 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

2.18        Removal for Cause. For purposes of the provisions in the Declaration of Trust regarding the removal of a Trustee, “Cause” shall mean, with respect to any particular Trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.

ARTICLE III

OFFICERS

3.1          Enumeration; Qualification.  The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect.  The Trust may also have such agents as the Trustees from time to time may in their discretion appoint.  Any two or more offices may be held by the same person.

3.2          Election.  The President, the Treasurer, and the Secretary shall be elected annually by the Trustees.  Other officers, if any, may be elected or appointed by the Trustees at any time.  Vacancies in any office may be filled by the Board of Trustees at any time.

3.3          Tenure.  Officers of the Trust shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified.  Each agent of the Trust shall retain authority at the pleasure of the Trustees.

3.4          Powers.  Subject to the other provisions of these Bylaws, each officer of the Trust shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as the Board of Trustees may from time to time designate.

3.5          Chairman; President; Vice President.  Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees.  Alternatively, the Trustees may designate one Trustee or another officer of the Trust to preside at such meetings.  Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.6          Treasurer; Assistant Treasurer.  The Treasurer shall be the chief financial and chief accounting officer of the Trust, and shall, subject to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser, manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.  Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees, the President or the Treasurer.

3.7          Secretary; Assistant Secretary.  The Secretary (or his or her designee) shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust.  In the absence of the Secretary from any meeting of Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.  Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees, the President or the Secretary.

3.8          Removal and Resignations.  Any officer or agent of the Trust may be removed by the Trustees at any time.  Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the Chairman of the Trustees, the President or the Secretary.  Any resignation shall take effect at any time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

ARTICLE IV

COMMITTEES

4.1          Appointment.  The powers, duties and responsibilities of the Trustees maybe delegated to one or more Committees.  Trustees, officers or agents of the Trust may serve on Committees, but all Committees shall have at least one Trustee who will serve as Chairman of the Committee.  Committees shall have the powers, duties and responsibilities as may be assigned to them by the Trustees.  The Trustees may delegate any of the powers of the Trustees to Committees appointed under this Section 4.1 and composed solely of Trustees, except as prohibited by law.

4.2          Meetings; Notice.  Notice of Committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.  One-third, but not less than one, of the members of any Committee shall be present in person at any meeting of a Committee in order to constitute a quorum for the transaction of business at a meeting, and the act of a majority present at a meeting at the time of a vote if a quorum is then present shall be the act of a Committee.  The Chairman of the Committee shall fix the time and place of a Committee’s meetings unless the Board of Trustees shall otherwise provide.

4.3          Telephonic Meetings.  Except as required by the 1940 Act or other applicable law, attendance at Committee meetings may be in person or by a teleconference or other communications medium by means of which all persons participating in the meeting can hear and speak with each other.

4.4          Action by Written Consent of Committees.  Any action required or permitted to be taken at any meeting of a Committee may be taken without a meeting, if a consent in writing to such action is signed by a majority of the Committee and such written consent is filed with the minutes of proceedings of such Committee.

4.5          Vacancies.  Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any Committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such Committee.

ARTICLE V

FISCAL YEAR

5.1          General.  Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall be a calendar year.

ARTICLE VI

SEAL

6.1          General.  The Board of Trustees may authorize the adoption of a seal by the Trust.  The Trustees may authorize one or more duplicate seals.  Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE VII

EXECUTION OF PAPERS

7.1          General.  Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

ARTICLE VIII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

8.1          Regular and Special Meetings.  Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the NYSE MKT, on at least an annual basis, on such day and at such place as shall be designated by the Trustees.  Such regular meetings of the Shareholders shall only be called by the Board of Trustees.  In the event that such a meeting is not held in any annual period, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period.  Except as required by the 1940 Act or other applicable law, special meetings of Shareholders or any or all classes or series of Shares may only be called by a majority of the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable.  A special meeting of Shareholders may be held at any such time, day and place as is designated by the Board of Trustees.

8.2          Notice of Regular or Special Meetings.  Written notice specifying the place, day and hour of any regular or special meeting, the purpose of the meeting, to the extent required by law to be provided, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail, postage prepaid, to his or her address appearing on the books of the Trust or theretofore given by him or her to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated, or by electronic transmission, including facsimile transmission, to any address or number of such Shareholder at which the Shareholder receives electronic transmissions.  If mailed, such notice shall be deemed to be given once deposited in the U.S. mail addressed to the Shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid.  It shall be the duty of the Secretary to give notice of each meeting of Shareholders.  Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.  Notice of a meeting need not be given to any Shareholder who attends the meeting.

8.3          Notice of Adjourned Meetings.  It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

8.4          Scope of Meetings.  Except as otherwise expressly set forth elsewhere in these Bylaws, no business shall be transacted at meetings of Shareholders except as specifically designated in the notice or otherwise properly brought before the Shareholders by or at the direction of the Board of Trustees.

8.5          Organization of Shareholder Meetings.  Every meeting of Shareholders shall be conducted by a Trustee, the President or any other officer of the Trust, as designated by the Board of Trustees, who shall preside at and act as chairperson of a meeting of Shareholders.  The Secretary, an Assistant Secretary or a person appointed by the Trustees or, in the absence of such appointment, a person appointed by the person presiding as chairperson at the meeting shall act as Secretary of the meeting and record the minutes of the meeting.  If the Secretary presides as chairperson at a meeting of Shareholders, then the Secretary shall not also act as secretary of the meeting and record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chairperson of the meeting.  The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to Shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any Shareholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (g) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security.  Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson, subject to review by the Independent Trustees, may adjourn any meeting of Shareholders for any reason deemed necessary by the chairperson, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Trustees or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the Shareholders to consider fully information that the Board of Trustees or the chairperson of the meeting determines has not been made sufficiently or timely available to Shareholders or (iii) the Board of Trustees or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Trust.  Unless otherwise determined by the chairperson of the meeting, meetings of Shareholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

8.6          Quorum.  At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast a majority of all the votes entitled to be cast on a particular matter shall constitute a quorum for voting on a particular matter or the transaction of business; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure.  If, however, such quorum shall not be present at any meeting of Shareholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time without the Trust having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Trust to give notice pursuant to Section 8.3.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  The Shareholders present, either in person or by proxy, at a meeting of Shareholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum then being present at the meeting.

8.7          Voting Power.

(a)   Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the notice of the meeting forwarded to the Shareholders by the Trustees, the Declaration of Trust, these Bylaws, or required by the 1940 Act or any other applicable law.  Except as otherwise provided in the notice of the meeting forwarded to the Shareholders by the Trustees, the Declaration of Trust, these Bylaws or required by the 1940 Act or any other applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares.  There shall be no cumulative voting in the election of Trustees.

(b)   With regard to election of a Trustee, and except as may be mandated by the 1940 Act or any other applicable law or the listing requirements of the principal exchange on which the Common Shares are listed, subject to the voting rights of any class or series of Shares as set forth in these Bylaws: (i) a majority of all the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee in an uncontested election; and (ii) a majority of all the Shares entitled to vote at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee in a contested election (which, for purposes of these Bylaws, is an election at which the number of nominees exceeds the number of Trustees to be elected at the meeting).  Each Share may be voted for as many individuals as there are Trustees to be elected and for whose election the Share is entitled to be voted.

(c)   With regard to any other matter which may properly come before a meeting of Shareholders duly called and at which a quorum is present, and except where a different voting standard is required by the 1940 Act or any other applicable law, by the listing requirements of the principal exchange on which the Common Shares are listed or by a specific provision of the Declaration of Trust, (i) if such matter is approved by at least 60% of the Trustees then in office, including 60% of the Independent Trustees then in office, a majority of all the votes cast at the meeting shall be required to approve such matter; and (ii) if such matter is not approved by at least 60% of the Trustees then in office, including 60% of the Independent Trustees then in office, 75% of all the Shares entitled to vote at the meeting shall be required to approve such matter.

8.8          Proxies.  A Shareholder may cast the votes entitled to be cast by him or her either in person or by proxy executed by the Shareholder or by his or her duly authorized agent in any manner permitted by law.  Such proxy shall be filed with such officer of the Trust or third party agent as the Board of Trustees shall have designated for such purpose for verification at or prior to such meeting.  Any proxy relating to the Shares shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law.  At a meeting of Shareholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by or on behalf of the chairperson of the meeting, subject to Section 8.11.

8.9          Record Dates.  The Board of Trustees may fix the date for determination of Shareholders entitled to notice of and to vote at a meeting of Shareholders.  If no date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only persons in whose names Shares entitled to vote are recorded on the share records of the Trust at the opening of business on the day of any meeting of Shareholders shall be entitled to vote at such meeting.

8.10        Voting of Shares by Certain Holders.  Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such Shares.  Any trustee or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

8.11        Inspectors.

(a)   Before or at any meeting of Shareholders, the chairperson of the meeting may appoint one or more persons as inspectors for such meeting.  Such inspectors shall (i)

ascertain and report the number of Shares represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting and (iv) perform such other acts as are proper to conduct the election or voting at the meeting.

(b)   Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

8.12        Advance Notice of Nominees for Trustee and Other Proposals.

(a)   Nominations and Other Proposals to be Considered at Meetings of Shareholders.  Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the Shareholders at meetings of Shareholders may be properly brought before the meeting only as set forth in this Section 8.12.  All judgments and determinations made by the Board of Trustees or the chairperson of the meeting, as applicable, under this Section 8.12 (including, without limitation, judgments as to whether any matter or thing is satisfactory to the Board of Trustees and determinations as to the propriety of a proposed nomination or a proposal of other business for consideration by Shareholders) shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

(b)   Annual Meetings of Shareholders.

(i)   A Shareholder may recommend to the Nominating Committee of the Board of Trustees an individual as a nominee for election to the Board of Trustees.  Such recommendation shall be made by written notice to the Chair of such committee and the Secretary, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and Shareholder that such Shareholder believes to be relevant or helpful to the Nominating Committee’s deliberations.  In considering such recommendation, the Nominating Committee may request additional information concerning the recommended nominee or the Shareholder making the recommendation.  The Nominating Committee of the Board of Trustees will consider any such recommendation in its discretion.  A Shareholder seeking to make a nomination of an individual for election to the Board of Trustees must make such nomination in accordance with Section 8.12(b)(ii) or Section 8.12(b)(iii), as applicable.

(ii)   Nominations of individuals for election to the Board of Trustees by the holders of Preferred Shares, voting as a separate class pursuant to Section E(a) or E(b) of Part I of Article X, at an annual meeting of Shareholders may be properly brought before the meeting (A) pursuant to the Trust’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees or (B) by any holder of Preferred Shares who (1) has continuously held at least $2,000 in market value, or 1%, of the Preferred Shares entitled to vote at the meeting on such election for at least one year from the date such holder of Preferred Shares gives the notice provided for in this Section 8.12(b)(ii) (such one year period of continuous holding to include having continuously held at least $2,000 in market value, or 1%, of the preferred shares of the Fund’s predecessor then outstanding for such period of time immediately prior to and including April 18, 2017 as may be necessary to achieve such one year period if such notice is given prior to April 18, 2018, and continuously holds such Preferred Shares through and including the time of the annual meeting (including any adjournment or postponement thereof), (2) is a holder of record of such Preferred Shares at the time of giving the notice provided for in this Section 8.12(b)(ii) through and including the time of the annual meeting (including any adjournment or postponement thereof), (3) is entitled to make nominations and to vote at the meeting on such election and (4) complies with the notice procedures set forth in this Section 8.12 as to such nomination.  Section 8.12(b)(ii)(B) shall be the exclusive means for a holder of Preferred Shares to make nominations of individuals for election to the Board of Trustees by the holders of Preferred Shares voting as a separate class pursuant to Section E(a) or E(b) of Part I of Article X.  For purposes of determining compliance with the requirement in subclause (1) of Section 8.12(b)(ii)(B), the market value of Preferred Shares held by the applicable Shareholder shall be determined by multiplying the number of Preferred Shares such Shareholder continuously held for that one-year period by the Liquidation Preference (as that term is defined in Article X) of such Preferred Shares.

(iii)   Nominations of individuals for election to the Board of Trustees by the holders of Common Shares and Preferred Shares, voting together as a single class, at an annual meeting of Shareholders may be properly brought before the meeting (A) pursuant to the Trust’s notice of meeting by or at the direction of the Board of Trustees or (B) by any one or more Shareholders of the Trust who (1) (x) at the date of the giving of the notice provided for in this Section 8.12(b)(iii), individually or in the aggregate, hold at least 3% of the Shares entitled to vote at the meeting on such election and have held such Shares continuously for at least three years, and (y) continuously hold such Shares through and including the time of the annual meeting (including any adjournment or postponement thereof), (2) are each a Shareholder of record of the Trust at the time of giving the notice provided for in this Section 8.12(b)(iii) through and including the time of the annual meeting (including any adjournment or postponement thereof), (3) are each entitled to make nominations and to vote at the meeting on such election and (4) comply with the notice procedures set forth in this Section 8.12(b) as to such nomination.  Section 8.12(b)(iii)(B) shall be the exclusive means for any Shareholder to make nominations of individuals for election to the Board of Trustees by the holders of Common Shares and Preferred Shares, voting together as a single class.

(iv)   The proposal of business to be considered by Shareholders at an annual meeting of Shareholders, other than the nomination of individuals for election to the Board of Trustees, may be properly brought before the meeting (A) pursuant to the Trust’s notice of meeting by or at the direction of the Board of Trustees or (B) by any Shareholder of the Trust who (1) has continuously held at least $2,000 in market value, or 1%, of the Shares entitled to vote at the meeting on the proposal for business for at least one year from the date such Shareholder gives the notice provided for in this Section 8.12(b)(iv), and continuously holds such Shares through and including the time of the annual meeting (including any adjournment or postponement thereof), (2) is a Shareholder of record at the time of giving the notice provided for in this Section 8.12(b)(iv) through and including the time of the annual meeting (including any adjournment or postponement thereof), (3) is entitled to propose such business and to vote at the meeting on the proposal for such business and (4) complies with the notice procedures set forth in this Section 8.12(b) as to such business.  Section 8.12(b)(iv)(B) shall be the exclusive means for a Shareholder to propose business before an annual meeting of Shareholders, except (x) to the extent of matters which are required to be presented to Shareholders by applicable law which have been properly presented in accordance with the requirements of such law and (y) nominations of individuals for election to the Board of Trustees shall be made in accordance with Section 8.12(b)(ii)(B) or Section 8.12(b)(iii)(B), as applicable.  For purposes of determining compliance with the requirement in subclause (1) of Section 8.12(b)(iv)(B), (A) the market value of Common Shares held by the applicable Shareholder shall be determined by multiplying the number of Common Shares such Shareholder continuously held for that one-year period by the highest selling price of the Common Shares as reported on the principal exchange on which the Trust’s Common Shares are listed during the 60 calendar days before the date such notice was submitted and (B) the market value of Preferred Shares held by the applicable Shareholder shall be determined by multiplying the number of Preferred Shares such Shareholder continuously held for that one-year period by the Liquidation Preference (as that term is defined in Article X) of such Preferred Shares.

(v)   For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by one or more Shareholders pursuant to Section 8.12(b), such Shareholder(s) shall have given timely notice thereof in writing to the Secretary in accordance with this Section 8.12 and such other business shall otherwise be a proper matter for action by Shareholders.  To be timely, the notice of such Shareholder(s) shall set forth all information required under this Section 8.12 and shall be delivered to the Secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, notice by such Shareholder(s) to be timely shall be so delivered not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (A) notice of the date of the annual meeting is mailed or otherwise made available or (B) public announcement of the date of the annual meeting is first made by the Trust.  Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a notice of one or more Shareholder(s) as described above.  No Shareholder may give a notice to the Secretary described in this Section 8.12(b)(v) unless such Shareholder holds a certificate for all Shares owned by such Shareholder during all times described in Section 8.12(b)(ii)(B) or Section 8.12(b)(iii)(B), as applicable, in the case of a nomination of one or more individuals for election the Board of Trustees, or Section 8.12(iv)(B), in the case of the proposal of other business, and a copy of each such certificate held by such Shareholder at the time of giving such notice shall accompany such Shareholder’s notice to the Secretary in order for such notice to be effective; provided, that, if at the time of giving such notice Preferred Shares may only be held in book-entry form, then such Shareholder shall in lieu of delivering certificates for all such Preferred Shares deliver at the time of giving such notice evidence satisfactory to the Board of Trustees that such Shareholder is the Beneficial Owner (as that term is defined in Article X) for all Preferred Shares held by such Shareholder during all times described in Section 8.12(b)(ii)(B) or Section 8.12(b)(iii)(B), as applicable, in the case of a nomination of one or more individuals for election the Board of Trustees, or Section 8.12(iv)(B), in the case of the proposal of other business (including, for the avoidance of doubt, during all times when such Shareholder held preferred shares of the Fund’s predecessor that such Shareholder is permitted to “tack” to such Shareholder’s period of ownership of Preferred Shares under Section 8.12(b)(ii)(B)(1)).

A notice of one or more Shareholders pursuant to this Section 8.12(b) shall set forth:

A.                                    separately as to each individual whom such Shareholder(s) propose to nominate for election or reelection as a Trustee (a “Proposed Nominee”) and any Proposed Nominee Associated Person (as defined in Section 8.12(b)(viii)), (1) the name, age, business address and residence address of such Proposed Nominee and the name and address of such Proposed Nominee Associated Person, (2) a statement of whether such Proposed Nominee is proposed for nomination as an Independent Trustee (as defined in Section 2.2) or a Managing Trustee (as defined in Section 2.2) and a description of such Proposed Nominee’s qualifications to be an Independent Trustee or Managing Trustee, as the case may be, and such Proposed Nominee’s qualifications to be a Trustee pursuant to the criteria set forth in Section 2.1, (3) the class, series and number of any Shares that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee or by such Proposed Nominee Associated Person, (4) the date such Shares were acquired, whether any “tacking” provisions contained in Section 8.12(b)(ii)(B)(1) are being relied upon and the investment intent of such acquisition, (5) a description of all purchases and sales of securities of the Trust by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous 36 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (6) a description of all Derivative Transactions (as defined in Section 8.12(b)(viii)) by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous 36 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such Proposed Nominee or Proposed Nominee Associated Person would be required to report on an Insider Report (as defined in Section 8.12(b)(viii)) if such Proposed Nominee or Proposed Nominee Associated Person were a Trustee of the Trust or the beneficial owner of more than 10% of any class or series of Shares at the time of the transactions, (7) any performance related fees (other than an asset based fee) to which such Proposed Nominee or such Proposed Nominee Associated Person is entitled based on any increase or decrease in the value of Shares or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, including, without limitation, any such interests held by members of such Proposed Nominee’s or such Proposed Nominee Associated Person’s immediate family sharing the same household with such Proposed Nominee or such Proposed Nominee Associated Person, (8) any proportionate interest in Shares or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such Proposed Nominee or such Proposed Nominee Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (9) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Shareholder making the nomination, any Proposed Nominee Associated Person, or any of their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, or his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC (and any successor regulation), if any Shareholder making the nomination and any Proposed Nominee Associated Person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant, (10) any rights to dividends on the Shares owned beneficially by such Proposed Nominee or such Proposed Nominee Associated Person that are separated or separable from the underlying Shares, (11) to the extent known by such Proposed Nominee or such Proposed Nominee Associated Person, the name and address of any other person who owns, of record or beneficially, any Shares and who supports the Proposed Nominee for election or reelection as a Trustee and (12) all other information relating to such Proposed Nominee or such Proposed Nominee Associated Person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act, and the rules and regulations promulgated thereunder;

B.                                    as to any other business that the Shareholder proposes to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such Shareholder or any Shareholder Associated Person (as defined in Section 8.12(b)(viii)), including any anticipated benefit to such Shareholder or any Shareholder Associated Person therefrom, (3) a description of all agreements, arrangements and understandings between such Shareholder and Shareholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and (4) a representation that such Shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting;

C.                                    separately as to each Shareholder giving the notice and any Shareholder Associated Person, (1) the class, series and number of all Shares that are owned of record by such Shareholder or by such Shareholder Associated Person, if any, (2) the class, series and number of, and the nominee holder for, any Shares that are owned, directly or indirectly, beneficially but not of record by such Shareholder or by such Shareholder Associated Person, if any, (3) with respect to the Shares referenced in the foregoing clauses (1) and (2), the date such Shares were acquired, whether any “tacking” provisions contained in Section 8.12(b)(ii)(B)(1) are being relied upon and the investment intent of such acquisition, and (4) all information relating to such Shareholder and Shareholder Associated Person that is required to be disclosed in connection with the solicitation of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder;

D.                                    separately as to each Shareholder giving the notice and any Shareholder Associated Person, (1) the name and address of such Shareholder, as they appear on the Trust’s share ledger and the current name and address, if different, of such Shareholder and Shareholder Associated Person and (2) the investment strategy or objective, if any, of such Shareholder or Shareholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Shareholder or Shareholder Associated Person;

E.                                     separately as to each Shareholder giving the notice and any Shareholder Associated Person, (1) a description of all purchases and sales of securities of the Trust by such Shareholder or Shareholder Associated Person during the previous 36 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (2) a description of all Derivative Transactions by such Shareholder or Shareholder Associated Person during the previous 36 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such Shareholder or Shareholder Associated Person would be required to report on an Insider Report if such Shareholder or Shareholder Associated Person were a Trustee of the Trust or the beneficial owner of more than 10% of any class or series of Shares at the time of the transactions, (3) any performance related fees (other than an asset based fee) to which such Shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of Shares or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Shareholder’s or Shareholder Associated Person’s immediate family sharing the same household with such Shareholder or Shareholder Associated Person, (4) any proportionate interest in Shares or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such Shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any rights to dividends on the Shares owned beneficially by such Shareholder or Shareholder Associated Person that are separated or separable from the underlying Shares;

F.                                      to the extent known by the Shareholder giving the notice, the name and address of any other Person who owns, beneficially or of record, any Shares and who supports the nominee for election or reelection as a Trustee or the proposal of other business; and

G.                                    if more than one class or series of Shares is outstanding, the class and series of Shares entitled to vote for such Proposed Nominee and/or Shareholder’s proposal, as applicable.

(vi)   A notice of one or more Shareholders making a nomination pursuant to Section 8.12(b)(ii)(B) or Section 8.12(b)(iii)(B) shall be accompanied by:

A.                                    a signed and notarized statement of each Shareholder giving the notice certifying that (1) all information contained in the notice is true and complete in all respects, (2) the notice complies with this Section 8.12(b), and (3) such Shareholder will continue to hold all Shares referenced in Section 8.12(b)(ii)(B)(1) or Section 8.12(b)(iii)(B)(1)(x), as applicable, through and including the time of the annual meeting (including any adjournment or postponement thereof); and

B.                                    a signed and notarized certificate of each Proposed Nominee (1) certifying that the information contained in the notice regarding such Proposed Nominee and any Proposed Nominee Associated Person is true and complete and complies with this Section 8.12(b) and (2) consenting to being named in the Shareholder’s proxy statement as a nominee and to serving as a Trustee if elected.

(vii)   Notwithstanding anything in the second sentence of Section 8.12(b)(v) to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a Shareholder’s notice required by this Section 8.12(b) also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than 5:00 p.m. (Eastern Time) on the 10th day immediately following the day on which such public announcement is first made by the Trust.

(viii)   For purposes of this Section 8.12, (i) “Shareholder Associated Person” of any Shareholder shall mean (A) any Person acting in concert with, such Shareholder, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such Shareholder and (C) any Person controlling, controlled by or under common control with such Shareholder or a Shareholder Associated Person; (ii) “Proposed Nominee Associated Person” of any Proposed Nominee shall mean (A) any Person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such Proposed Nominee and (C) any Person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person; (iii) “Derivative Transaction” by a Person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Trust, or similar instrument with a value derived in whole or in part from the value of a security of the Trust, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise or (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Trust, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Trust or to increase or decrease the number of securities of the Trust which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Trust or otherwise; and (iv) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Trustee of the Trust or who is directly or indirectly the beneficial owner of more than 10% of any class of Shares.

(c)   Shareholder Nominations or Other Proposals Causing Covenant Breaches or Defaults.  At the same time as the submission of any Shareholder nomination or proposal of other business to be considered at a Shareholders’ meeting that, if approved and implemented by the Trust, would cause the Trust or any subsidiary (as defined in Section 8.12(f)(iii)) of the Trust to be in breach of any covenant of the Trust or any subsidiary of the Trust or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Trust or any subsidiary of the Trust or other material contract or agreement of the Trust or any subsidiary of the Trust, the proponent Shareholder or Shareholders shall submit to the Secretary at the principal executive offices of the Trust (i) evidence satisfactory to the Board of Trustees of the lender’s or contracting party’s willingness to waive the breach of covenant or default or (ii) a detailed plan for repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to the Board of Trustees in its discretion, and evidence of the availability to the Trust of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the Shareholder nomination or other proposal that are at least as favorable to the Trust, as determined by the Board of Trustees in its discretion.  As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Trust is party to a bank credit facility that contains covenants which prohibit certain changes in the management and policies of the Trust without the approval of the lender; accordingly, a Shareholder nomination or proposal which implicates these covenants shall be accompanied by a waiver of these covenants duly executed by the bank or by evidence satisfactory to the Board of Trustees of the availability of funding to the Trust to repay outstanding indebtedness under this credit facility and of the availability of a new credit facility on terms as favorable to the Trust as the existing credit facility.

(d)   Shareholder Nominations or Other Proposals Requiring Governmental Action.  If (i) submission of any Shareholder nomination or proposal of other business to be considered at a Shareholders’ meeting that could not be considered or, if approved, implemented by the Trust without the Trust, any subsidiary of the Trust, the proponent

Shareholder, any Proposed Nominee of such Shareholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Shareholder Associated Person of such Shareholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a “Governmental Action”) or (ii) such Shareholder’s ownership of Shares or any solicitation of proxies or votes or holding or exercising proxies by such Shareholder, any Proposed Nominee of such Shareholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Shareholder Associated Person of such Shareholder, or their respective affiliates or associates would require Governmental Action, then, at the same time as the submission of any Shareholder nomination or proposal of other business to be considered at a Shareholders’ meeting, the proponent Shareholder or Shareholders shall submit to the Secretary at the principal executive offices of the Trust (x) evidence satisfactory to the Board of Trustees that any and all Governmental Action has been given or obtained, including, without limitation, such evidence as the Board of Trustees may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the Shareholder’s diligent and best efforts, a detailed plan for making or obtaining the Governmental Action prior to the election of any such Proposed Nominee or the implementation of such proposal, which plan must be satisfactory to the Board of Trustees in its discretion.

(e)   Special Meetings of Shareholders.  As set forth in Section 8.4, only business brought before the meeting pursuant to the Trust’s notice of meeting shall be conducted at a special meeting of Shareholders.  Subject to the requirements of the 1940 Act or any other applicable laws, nominations of individuals for election to the Board of Trustees only may be made at a special meeting of Shareholders at which Trustees are to be elected: (i) pursuant to the Trust’s notice of meeting; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Trustees; or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 8.12(e) through and including the time of the special meeting, who is entitled to vote at the meeting on such election and who has complied with the notice procedures and other requirements set forth in this Section 8.12(e).  In the event the Trust calls a special meeting of Shareholders for the purpose of having holders of Preferred Shares, voting as a separate class pursuant to Section E(a) or E(b) of Part I of Article X, elect one or more Trustees to the Board of Trustees, any such holder of Preferred Shares may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the Shareholder satisfies the holding period and certificate and/or evidence of being a Beneficial Owner requirements set forth in Section 8.12(b)(ii) and Section 8.12(b)(v), the Shareholder’s notice contains or is accompanied by the information and documents required by Section 8.12 and the Shareholder has given timely notice thereof in writing to the Secretary at the principal executive offices of the Trust.  In the event the Trust calls a special meeting of Shareholders for the purpose of having holders of Common Shares and Preferred Shares, voting together as a single class, elect one or more Trustees to the Board of Trustees, any such Shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the Shareholder satisfies the holding period and certificate and/or evidence of being a Beneficial Owner requirements set forth in Section 8.12(b)(iii) and Section 8.12(b)(v), the Shareholder’s notice contains or is accompanied by the information and documents required by Section 8.12 and the Shareholder has given timely notice thereof in writing to the Secretary at the principal executive offices of the Trust. To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the 120th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a Shareholder’s notice as described above.

(f)                                   General.

(i)             If information submitted pursuant to this Section 8.12 by any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall be deemed by the Board of Trustees incomplete or inaccurate, any authorized officer or the Board of Trustees or any Committee may treat such information as not having been provided in accordance with this Section 8.12. Any notice submitted by a Shareholder pursuant to this Section 8.12 that is deemed by the Board of Trustees inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 8.12 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective. Upon written request by the Secretary or the Board of Trustees or any Committee (which may be made from time to time), any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall provide, within three business days after such request (or such other period as may be specified in such request), (A) written verification, satisfactory to the Secretary or any other authorized officer or the Board of Trustees or any Committee, in his, her or its discretion, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section 8.12, (B) written responses to information reasonably requested by the Secretary, the Board of Trustees or any Committee and (C) a written update, to a current date, of any information submitted by the Shareholder pursuant to this Section 8.12 as of an earlier date. If a Shareholder fails to provide such written verification, information or update within such period, the Secretary or any other authorized officer or the Board of Trustees may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with this Section 8.12; provided, however, that no such written verification, response or update shall cure any incompleteness, inaccuracy or failure in any notice provided by a Shareholder pursuant to this Section 8.12. It is the responsibility of a Shareholder who wishes to make a nomination or other proposal to comply with the requirements of Section 8.12; nothing in this Section 8.12(f)(i) or otherwise shall create any duty of the Trust, the Board of Trustees or any Committee nor any officer of the Trust to inform a Shareholder that the information submitted pursuant to this Section 8.12 by or on behalf of such Shareholder is incomplete or inaccurate or not otherwise in accordance with this Section 8.12 nor require the Trust, the Board of Trustees, any Committee or any officer of the Trust to request clarification or updating of information provided by any Shareholder, but the Board of Trustees, a Committee or the Secretary acting on behalf of the Board of Trustees or a Committee, may do so in its, his or her discretion.

(ii)          Only such individuals who are nominated in accordance with this Section 8.12 shall be eligible for election by Shareholders as Trustees and only such business shall be conducted at a meeting of Shareholders as shall have been properly brought before the meeting in accordance with this Section 8.12. The chairperson of the meeting and the Board of Trustees shall each have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 8.12 and, if any proposed nomination or other business is determined not to be in compliance with this Section 8.12, to declare that such defective nomination or proposal be disregarded.

(iii)       For purposes of this Section 8.12: (A) “public announcement” shall mean disclosure in (1) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (2) a document publicly filed by the Trust with the SEC pursuant to the Exchange Act; and (B) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (1) owns, directly or indirectly, 10% or more of the outstanding voting securities or other interests or (2) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body).

(iv)      Notwithstanding the foregoing provisions of this Section 8.12, a Shareholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law, the 1940 Act and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 8.12. Nothing in this Section 8.12 shall be deemed to require that a Shareholder nomination of an individual for election to the Board of Trustees or a Shareholder proposal relating to other business be included in the Trust’s proxy statement, except as may be required by law.

(v)         The Board of Trustees may from time to time require any individual nominated to serve as a Trustee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Trustee, such agreement to be on the terms and in a form (the “Agreement”) determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees. The terms of the Agreement may be substantially similar to the Code of Business Conduct and Ethics of the Trust or any similar code promulgated by the Trust (the “Code of Business Conduct”) or may differ from or supplement the Code of Business Conduct.

(vi)      Determinations required or permitted to be made under this Section 8.12 by the Board of Trustees may be delegated by the Board of Trustees to a Committee, subject to applicable law.

8.13                        No Shareholder Actions by Written Consent. Shareholders shall not be authorized or permitted to take any action required or permitted to be taken at a meeting of Shareholders by written consent, and may take such action only at Shareholders meeting of the Trust.

8.14                        Voting by Ballot. Voting on any question or in any election may be voice vote unless the chairperson of the meeting or any Shareholder shall demand that voting be by ballot.

8.15                        Proposals of Business Which Are Not Proper Matters For Action By Shareholders. Notwithstanding anything in these Bylaws to the contrary, subject to the 1940 Act and any other applicable law, any Shareholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Trustees or would reasonably likely, if considered by the Shareholders or approved or implemented by the Trust, result in an impairment of the limited liability status for the Trust’s Shareholders, shall be deemed not to be a matter upon which the Shareholders are entitled to vote. The Board of Trustees in its discretion shall be entitled to determine whether a Shareholder proposal for business is not a matter upon which the Shareholders are entitled to vote pursuant to this Section 8.15, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

ARTICLE IX

MISCELLANEOUS

9.1                               Amendment of Bylaws. Except for any change for which these Bylaws requires approval by more than a majority vote of the Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of the Board of Trustees at any meeting of the Board of Trustees at which a quorum is present, or by a written consent signed by a majority of the Trustees then in office.

9.2                               Waiver of Notice. Whenever any notice is required to be given pursuant to the Declaration of Trust, these Bylaws, the 1940 Act or any other applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

9.3                               Ratification. The Board of Trustees or the Shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the Shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any Shareholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Trustee, officer or Shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the Shareholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its Shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

9.4                               Ambiguity. In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Trustees shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

9.5                               Construction. If any provision of these Bylaws is determined to be unlawful by a court or regulatory body of competent jurisdiction, the remainder of these Bylaws shall remain in full force and effect and the offending provision shall be construed to achieve the purpose of the offending provision to the extent legally possible. The re-construction of an unlawful provision shall be made by the Board of Trustees, or, in the absence of action by the Board of Trustees, by the court or regulatory body which determined the provision to be unlawful. These Bylaws shall be subject to and construed accordance with the 1940 Act. In the event of a conflict between any provision of these Bylaws and the 1940 Act, such provision shall be construed to achieve the purpose of the provision to the extent legally possible under the 1940 Act.

9.6                               Arbitration. Any disputes, claims or controversies brought by or on behalf of a Shareholder (which, for purposes of this Section 9.6, shall mean any Shareholder or any beneficial owner of Shares, or any former Shareholder or beneficial owner of Shares), either on his, her or its own behalf, on behalf of the Trust or on behalf of any series or class of Shares or Shareholders against the Trust or any Trustee, officer, investment advisor (including RMR Advisors or its successor), agent or employee of the Trust, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Declaration of Trust or these Bylaws (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes, shall on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as modified herein. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against Trustees, officers or managers of the Trust and class actions by Shareholders against those individuals or entities and the Trust.

(a)                                 Arbitrators. There shall be three arbitrators. If there are (a) only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt by respondent of a copy of the demand for arbitration and (b) more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator. The two party-nominated arbitrators shall jointly nominate the third and presiding arbitrator within 15 days of the nomination of the second arbitrator. If any arbitrator has not been nominated within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause. For the avoidance of doubt, the arbitrators appointed by the parties to such Dispute may be affiliates or interested persons of such parties but the third arbitrator elected by the party arbitrators or by the AAA shall be unaffiliated with either party.

(b)                                 Place of Arbitration. The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

(c)                                  Discovery. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

(d)                                 Award. In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland. Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The Award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based.

Except as otherwise set forth in Section 8.9, Article VIII of the Declaration of the Trust or as otherwise agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case, award any portion of the Trust’s award to the claimant or the claimant’s attorneys.

The Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon the Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset. The party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide.

(e)                                  Beneficiaries. This Section 9.6 is intended to benefit and be enforceable by the Trustees, officers, investment adviser (including RMR Advisors or its successor), agent or employee of the Trust and shall be binding on the Shareholders of the Trust and the Trust, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE X

PREFERRED SHARES OF BENEFICIAL INTEREST

10.1                        Statement Creating Five Series of Preferred Shares.

DESIGNATION

Series F: 1,000 preferred shares, par value $.0001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared), are hereby designated auction preferred shares, Series F (the “Series F”). Each share of the Series F shall have an Applicable Rate for its Initial Rate Period determined pursuant to a resolution of the Board of Trustees and an initial Distribution Payment Date that shall be set pursuant to a resolution of the Board of Trustees. The shares of Series F shall constitute a separate series of Preferred Shares of the Trust.

Series M: 15,000 preferred shares, par value $.0001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared), are hereby designated auction preferred shares, Series M (the “Series M”). Each share of the Series M shall have an Applicable Rate for its Initial Rate Period determined pursuant to a resolution of the Board of Trustees and an initial Distribution Payment Date that shall be set pursuant to a resolution of the Board of Trustees. The shares of Series M shall constitute a separate series of Preferred Shares of the Trust.

Series T: 3,000 preferred shares, par value $.0001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared), are hereby designated auction preferred shares, Series T (the “Series T”). Each share of the Series T shall have an Applicable Rate for its Initial Rate Period determined pursuant to a resolution of the Board of Trustees and an initial Distribution Payment Date that shall be set pursuant to a resolution of the Board of Trustees. The shares of Series T shall constitute a separate series of Preferred Shares of the Trust.

Series Th: 8,000 preferred shares, par value $.0001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared), are hereby designated auction preferred shares, Series Th (the “Series Th”). Each share of the Series Th shall have an Applicable Rate for its Initial Rate Period determined pursuant to a resolution of the Board of Trustees and an initial Distribution Payment Date that shall be set pursuant to a resolution of the Board of Trustees. The shares of Series Th shall constitute a separate series of Preferred Shares of the Trust.

Series W: 8,000 preferred shares, par value $.0001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared), are hereby designated auction preferred shares, Series W (the “Series W”, together with Series T, Series TH, Series F, and Series M, each a “Series” and collectively, the “Preferred Shares”). Each share of the Series W shall have an Applicable Rate for its Initial Rate Period determined pursuant to a resolution of the Board of Trustees and an initial Distribution Payment Date that shall be set pursuant to a resolution of the Board of Trustees. The shares of Series W shall constitute a separate series of Preferred Shares of the Trust.

Preferred Shares may be marketed under the name “auction preferred shares” or “Preferred Shares” or such other name as the Board of Trustees may approve from time to time.

Each Preferred Share shall have such other preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law, as are set forth in Parts I and II of Article X of these Bylaws. Subject to the provisions of Section E(c) of Part I hereof, the Board of Trustees of the Trust may, in the future, reclassify additional shares of the Trust’s capital shares as Preferred Shares, with the same preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and other terms herein described, except that the Applicable Rate for the Initial Rate Period, its initial Payment Date and any other changes in the terms herein set forth shall be as set forth in the Bylaws reclassifying such shares as Preferred Shares.

Capitalized terms used in Parts I and II of Article X of these Bylaws shall have the meanings (with the terms defined in the singular having comparable meanings when used in the plural and vice versa) provided in the “Definitions” section immediately following, unless the context otherwise requires.

DEFINITIONS

As used in Parts I and II of Article X of these Bylaws, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

(a)                                 “AUDITOR’S CONFIRMATION” shall have the meaning specified in paragraph (c) of Section G of Part I.

(b)                                 “AFFILIATE” shall mean, for purposes of the definition of “Outstanding,” any Person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided, however, that for purposes of these Bylaws no Broker-Dealer controlled by, in control of or under common control with the Trust shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation, one of the trustees, directors, or executive officers of which is a Trustee of the Trust, be deemed to be an Affiliate solely because such trustee, director or executive officer is also a Trustee of the Trust.

(c)                                  “AGENT MEMBER” shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

(d)                                 “ALL HOLD RATE” shall mean 80% of the Reference Rate.

(e)                                  “ANNUAL VALUATION DATE” shall mean the last Business Day of December of each year.

(f)                                   “APPLICABLE PERCENTAGE” shall mean the percentage determined based on the lower of the credit ratings assigned to the Preferred Shares on such date by Moody’s and Fitch as follows:

With respect to Series F:

Credit Ratings		Applicable
Moody’s	Fitch	Percentage
Aa3 or higher	AA- or higher	200%
A3 to A1	A- to A+	250%
Baa3 to Baa1	BBB- to BBB+	275%
Ba 1 and lower	BB+ and lower	325%

With respect to Series M, T, Th and W:

Credit Ratings		Applicable
Moody’s	Fitch	Percentage
Aa3 or higher	AA- or higher	150%
A3 to A1	A- to A+	200%
Baa3 to Baa1	BBB- to BBB+	225%
Ba 1 and lower	BB+ and lower	275%

For purposes of this definition, the “prevailing rating” of the Preferred Shares shall be (i) Aaa/AAA if such shares have a rating of Aaa by Moody’s and AAA by Fitch or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies; (ii) if not Aaa/AAA, then Aa3/AA- if such shares have a rating of Aa3 or better by Moody’s and AA- or better by Fitch or the equivalent of such rating by such agencies or a substitute rating agency or substitute rating agencies, (iii) if not Aa3/AA- or higher, then A3/A- if such shares have a rating of A3 or better by Moody’s and A- or better by Fitch or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies, (iv) if not A3/A- or higher, then Baa3/BBB- if such shares have a rating of Baa3 or better by Moody’s and BBB- or better by Fitch or the equivalent of such ratings by such agencies or substitute rating agency or substitute rating agencies, (v) if not Baa3/BBB- or higher, then below Baa3/BBB-.

The Applicable Percentage as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees of the Trust after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount. The Trust shall take all reasonable action necessary to enable Moody’s and Fitch to provide a rating for the Preferred Shares. If Moody’s or Fitch shall not make such a rating available, the Trust shall select another rating agency to act as a substitute rating agency. Notwithstanding the foregoing, the Trust shall not be required to have more than one rating agency provide a rating for the Preferred Shares.

(g)                                  “APPLICABLE RATE” shall mean, for each Rate Period (i) if Sufficient Clearing Orders exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing Orders do not exist for the Auction in respect thereof, the Maximum Rate, and (iii) in the case of any Distribution Period if all the Preferred Shares are the subject of Submitted Hold Orders for the Auction in respect thereof, the All Hold Rate.

(h)                                 “APPLICABLE SPREAD” means the spread determined based on the credit rating assigned to Preferred Shares on such date by Moody’s (if Moody’s is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) as follows:

With respect to Series F:

Credit Ratings		Applicable
Moody’s	Fitch	Spread
Aa3 or higher	AA- or higher	200	bps
A3 to A1	A- to A+	250	bps
Baa3 to Baa1	BBB- to BBB+	275	bps
Ba 1 and lower	BB+ and lower	325	bps

With respect to Series M, T, Th, and W:

Credit Ratings		Applicable
Moody’s	Fitch	Spread
Aa3 or higher	AA- or higher	150	bps
A3 to A1	A- to A+	200	bps
Baa3 to Baa1	BBB- to BBB+	225	bps
Ba 1 and lower	BB+ and lower	275	bps

For purposes of this definition, the “prevailing rating” of the Preferred Shares shall be (i) Aaa/AAA if such shares have a rating of AaaAAA by Moody’s and AAA by Fitch or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies,; (ii) if not Aaa/AAA, then Aa3/AA- if such shares have a rating of Aa3AA- or better by Moody’s and AA- or better by Fitch or the equivalent of such rating by such agencies or a substitute rating agency or substitute rating agencies, (iii) if not Aa3/AA- or higher, then A3/A- if such shares have a rating of A3A- or better by Moody’s and A- or better by Fitch or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies, (iv) if not A3/A- or higher, then Baa3/BBB- if such shares have a rating of Baa3BBB- or better by Moody’s and BBB- or better by Fitch or the equivalent of such ratings by such agencies or substitute rating agency or substitute rating agencies, (v) if not Baa3/BBB- or higher, then below Baa3/BBB-.

The Applicable Spread as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount.

(i)                                     “AUCTION” shall mean each periodic implementation of the Auction Procedures.

(j)                                    “AUCTION AGENCY AGREEMENT” shall mean the agreement between the Trust and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for the Preferred Shares so long as the Applicable Rate for such Preferred Shares is to be based on the results of an Auction.

(k)                                 “AUCTION AGENT” shall mean the entity appointed as such by a resolution of the Board of Trustees in accordance with Section F of Part II of Article X.

(l)                                     “AUCTION DATE” with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

(m)                             “AUCTION PROCEDURES” shall mean the procedures for conducting Auctions set forth in Part II of Article X.

(n)                                 “AVAILABLE PREFERRED SHARES” shall have the meaning specified in paragraph (a) of Section C of Part II of Article X.

(o)                                 “BENEFICIAL OWNER” with respect to shares of Preferred Shares, means a customer (including broker dealers that are not Broker Dealers) of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of Preferred Shares.

(p)                                 “BID” and “BIDS” shall have the respective meanings specified in paragraph (a) of Section A of Part II of Article X.

(q)                                 “BIDDER” and “BIDDERS” shall have the respective meanings specified in paragraph (a) of Section A of Part II of Article X; provided, however, that neither the Trust nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

(r)                                    “BOARD OF TRUSTEES” shall mean the Board of Trustees of the Trust or any duly authorized committee thereof.

(s)                                   “BROKER-DEALER” shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of Article X, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

(t)                                    “BROKER-DEALER AGREEMENT” shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of Article X.

(u)                                 “BUSINESS DAY” shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in New York, New York, are authorized or obligated by law to close.

(v)                                 “CLOSING TRANSACTION” shall have the meaning specified in paragraph (a)(i)(A) of Section M of Part I of Article X.

(w)                               “CODE” means the Internal Revenue Code of 1986, as amended.

(x)                                 “COMMON SHARES” shall mean the outstanding common shares, par value $.001 per share, of the Trust.

(y)                                 “CURE DATE” shall mean the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

(z)                                  “DATE OF ORIGINAL ISSUE” with respect to the Preferred Shares, shall mean the date on which the Trust initially issued such shares.

(aa)                          “DECLARATION OF TRUST” shall have the meaning specified on the first page.

(bb)                          “DEPOSIT SECURITIES” shall mean cash and any obligations or securities, including Short Term Money Market Instruments that are Eligible Assets, rated at least AAA or F-1 by Fitch, P-1, MIG-1 or VMIG-1 by Moody’s or AAA or A-1 by S&P.

(cc)                            “DISCOUNTED VALUE” as of any Valuation Date, shall mean, (i) with respect to a Fitch Eligible Asset or Moody’s Eligible Asset that is not currently callable or prepayable as of such Valuation Date at the option of the issuer thereof, the quotient of the Market Value thereof divided by the Fitch Discount Factor for a Fitch Eligible Asset or Moody’s Discount Factor for a Moody’s Eligible Asset, (ii) with respect to a Fitch Eligible Asset or Moody’s Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient as calculated above or the call price, plus accrued interest or distributions, as applicable, whichever is lower, and (iii) with respect to a Fitch Eligible Asset or Moody’s Eligible Asset that is prepayable, the quotient as calculated above or the par value, plus accrued interest or distribution, as applicable, whichever is lower.

(dd)                          “DISTRIBUTION PAYMENT DATE” with respect to the Preferred Shares, shall mean any date on which distributions are payable on the Preferred Shares pursuant to the provisions of paragraph (d) of Section B of Part I of Article X.

(ee)                            “DISTRIBUTION PERIOD,” with respect to the Preferred Shares, shall mean the period from and including the Date of Original Issue of shares of a Series to but excluding the initial Distribution Payment Date for shares of such Series and thereafter any period from and including one Distribution Payment Date for shares of such Series to but excluding the next succeeding Distribution Payment Date for shares of such Series.

(ff)                              “EXISTING HOLDER,” with respect to shares of Preferred Shares, shall mean a Broker-Dealer (or any such other Person as may be permitted by the Trust) that is listed on the records of the Auction Agent as a holder of shares of any Series.

(gg)                            “EXPOSURE PERIOD” shall mean the period commencing on a given Valuation Date and ending 45 days thereafter.

(hh)                          “FAILURE TO DEPOSIT,” with respect to shares of a Series, shall mean a failure by the Trust to pay to the Auction Agent, not later than 12:00 noon, Eastern time, (A) on any Distribution Payment Date for shares of such Series, in funds available on such Distribution Payment Date in New York, New York, the full amount of any distribution (whether or not earned or declared) to be paid on such Distribution Payment Date on any share of such Series or (B) on any redemption date in funds available on such redemption date for shares of such series in New York, New York, the Redemption Price to be paid on such redemption date for any share of such Series after notice of redemption is mailed pursuant to paragraph (c) of Section K of Part I of Article X; provided, however, that the foregoing clause (B) shall not apply to the Trust’s failure to pay the Redemption Price in respect of Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(ii)                                  “FITCH” shall mean Fitch Ratings and its successors.

(jj)                                “FITCH DISCOUNT FACTOR” means for the purposes of determining the Preferred Shares Basic Maintenance Amount, the percentage determined below:

(i)                                     Common Stock and Preferred Stock of REITs and Other Real Estate Companies:

DISCOUNT FACTOR (1)

REIT or Other Real Estate Company Preferred Shares	154%
REIT or Other Real Estate Company Common Shares	196%

(ii)                                  Common Stocks and Warrants: The Fitch Discount Factor applied to common stock other than REIT common stock and the common stock of other real estate companies is:

Large-cap stocks:	200%
Mid-cap stocks:	233%
Small-cap stocks:	286%
Others:	370%

Small-cap stocks refer to stocks with a market capitalization between $300 million to $2 billion. Mid-cap stocks refer to stocks with a market capitalization between $2 billion to $10 billion. Large-cap stocks are companies having a market capitalization greater than $10 billion.

(iii)                               Preferred Stock: The Fitch Discount Factor applied to preferred stock other than REIT preferred stock and the preferred stock of other real estate companies is the percentage determined by reference to the rating in accordance with the table set forth below:

PREFERRED STOCK (1)	DISCOUNT FACTOR
AAA	130%
AA	133%
A	135%
BBB	139%
BB	154%
Not rated or below BB	161%
Investment grade Dividends Received Deduction (“DRD”)	164%
Not rated or below investment grade DRD	200%

(iv)                              Corporate Debt Securities (1)(2):

MATURITY IN YEARS	AAA	AA	A	BBB	BB	B	Unrated(1)
1 or less	111%	114%	117%	120%	121%	127%	130%
2 or less (but longer than 1)	116%	123%	125%	127%	132%	137%	141%
3 or less (but longer than 2)	121%	125%	127%	131%	133%	140%	152%
4 or less (but longer than 3)	126%	126%	129%	132%	136%	144%	164%
5 or less (but longer than 4)	131%	132%	135%	139%	144%	149%	185%
7 or less (but longer than 5)	140%	143%	146%	152%	159%	167%	228%
10 or less (but longer than 7)	141%	145%	147%	153%	160%	168%	232%
12 or less (but longer than 10)	144%	147%	150%	157%	165%	174%	249%
15 or less (but longer than 12)	148%	151%	155%	163%	172%	182%	274%
Greater than 20	152%	156%	160%	169%	180%	191%	306%

(1)                                         If a security is unrated by Fitch, but is rated by two other NRSROs, then the lower of the ratings on the security from the two other NRSROs should be used to determine the Fitch Discount Factor. If the security is not rated by Fitch, but has a rating from only one other NRSRO, and the security is above investment grade, the other rating will be used. If the security is not rated by Fitch, but has a rating from only one other NRSRO, and the security is below investment grade, then the security will use the percentages set forth in the unrated column above.

(2)                                         The Fitch Discount Factors will also apply to interest rate swaps and caps, whereby the rating on the counterparty will determine the appropriate Discount Factor to apply.

(v)                                 Convertible Securities:

The Fitch Discount Factor applied to convertible securities is (A) 200% for investment grade convertibles and (B) 222% for below investment grade convertibles so long as such convertible securities have neither (x) conversion premiums greater than 100% nor (y) a yield to maturity or yield to worst of greater than the comparable term Treasury yields plus 15 percentage points.

The Fitch Discount Factor applied to convertible securities which have conversion premiums of greater than 100% is (A) 152% for investment grade convertibles, and (B) 179% for below investment grade convertibles so long as a such convertible securities do not have a yield to maturity or yield to worst of greater than comparable term Treasury yields plus 15 percentage points.

The Fitch Discount Factor applied to convertible securities that have a yield to maturity or yield to worst of greater than the comparable term Treasury yield plus 15 percentage points is 370%.

(vi)                              U.S. Treasury Securities:

REMAINING TERM TO MATURITY	DISCOUNT FACTOR
1 year or less	101.5%
2 years or less (but longer than 1 year)	103%
3 years or less (but longer than 2 years)	105%
4 years or less (but longer than 3 years)	107%
5 years or less (but longer than 4 years)	109%
7 years or less (but longer than 5 years)	112%
10 years or less (but longer than 7 years)	114%
15 years or less (but longer than 10 years)	122%
20 years or less (but longer than 15 years)	130%
25 years or less (but longer than 20 years)	146%
30 years or less (but longer than 25 years)	154%

(vii)                           Short-Term Instruments and Cash: The Fitch Discount Factor applied to short-term portfolio securities, including without limitation Debt Securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and (C) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Fitch Exposure Period.  A Fitch Discount Factor of 100% will be applied to cash.

(viii)   Rule 144A Securities:  The Fitch Discount Factor applied to Rule 144A Securities shall be the Discount Factor determined in accordance with the table above under “Corporate Debt Securities” in subsection (iv), multiplied by 110% until such securities are registered under the Securities Act of 1933, as amended from time to time.

(ix)   Asset-backed and mortgage-backed securities:  The percentage determined by reference to the asset type in accordance with the table set forth below.

Asset Type (with time remaining to maturity, if applicable)	Discount Factor
U.S. Treasury/agency securities (10 years or less)	118%
U.S. Treasury/agency securities (greater than 10 years)	127%
U.S. agency sequentials (10 years or less)	128%
U.S. agency sequentials (greater than 10 years)	142%
U.S. agency principal only securities	236%
U.S. agency interest only securities (with Market Value greater than 40% of par)	696%
U.S. agency interest only securities (with Market Value less than or equal to 40% of par)	214%
AAA LockOut securities, interest only	236%
U.S. agency planned amortization class bonds (10 years or less)	115%
U.S. agency planned amortization class bonds (greater than 10 years)	136%
AAA sequentials (10 years or less)	118%
AAA sequentials (greater than 10 years)	135%
AAA planned amortization class bonds (10 years or less)	115%
AAA planned amortization class bonds (greater than 10 years)	140%
Jumbo mortgage rated AAA(1)	123%
Jumbo mortgage rated AA(1)	130%
Jumbo mortgage rated A(1)	136%
Jumbo mortgage rated BBB(1)	159%
Commercial mortgage-backed securities rated AAA	131%
Commercial mortgage-backed securities rated AA	139%
Commercial mortgage-backed securities rated A	148%
Commercial mortgage-backed securities rated BBB	177%
Commercial mortgage-backed securities rated BB	283%
Commercial mortgage-backed securities rated B	379%
Commercial mortgage-backed securities rated CCC or not rated	950%

(1) Applies to jumbo mortgages, credit cards, auto loans, home equity loans, manufactured housing and prime mortgage-backed securities not issued by a U.S. agency or instrumentality.

(x)   Futures and call options:  For purposes of Preferred Shares Basic Maintenance Amount, futures held by the Trust and call options sold by the Trust shall not be included as Fitch Eligible Assets.  However, such assets shall be valued at Market Value by subtracting the good faith margin and the maximum daily trading variance as of the Valuation Date.  For call options purchased by the Trust, the Market Value of the call option will be included as a Fitch Eligible Asset subject to a Fitch Discount Factor mutually agreed to between the Trust and Fitch based on the characteristics of the option contract such as its maturity and the underlying security of the contract.

(xi)   Securities lending:  The Trust may engage in securities lending in an amount not to exceed 10% of the Trust’s total gross assets.  For purposes of calculating the Preferred Shares Basic Maintenance Amount, such securities lent shall be included as Fitch Eligible Assets with the appropriate Fitch Discount Factor applied to such lent security.  The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the Preferred Shares Basic Maintenance Amount.  However, the Trust may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these Bylaws. In such event, to the extent that securities lending collateral received is invested by the Trust in assets that otherwise would be Fitch Eligible Assets and the value of such assets exceeds the amount of the Trust’s obligation to return the collateral on a Valuation Date, such excess amount shall be included in the calculation of Fitch Eligible Assets by applying the applicable Fitch Discount Factor to this amount and adding the product to total Fitch Eligible Assets. Conversely, if the value of assets in which securities lending collateral has been invested is less then the amount of the Trust’s obligation to return the collateral on a Valuation Date, such difference shall be included as an obligation/liability of the Trust for purposes of calculating the Preferred Shares Basic Maintenance Amount.  Collateral received by the Trust in a securities lending transaction and maintained by the Trust in the form received shall not be included as a Fitch Eligible Asset for purposes of calculating the Preferred Shares Basic Maintenance Amount.

(xii)   Swaps (including Total Return Swaps and Interest Rate Swaps):  Total Return and Interest Rate Swaps are subject to the following provisions:

(a) If the Trust has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor on the counterparty to the swap transaction.  At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody’s rating of A3.

(b)  Only the cumulative unsettled profit and loss from a Total Return Swap transaction will be calculated when determining the Preferred Shares Basic Maintenance Amount.  If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust will count such liability as an outstanding liability from the total Fitch Eligible Assets in calculating the Preferred Shares Basic Maintenance Amount.

(c)  In addition, for swaps other than Total Return Swaps, the Market Value of the position (positive or negative) will be included as a Fitch Eligible Asset.  The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding Preferred Shares.

(d) (1) The underlying securities subject to a credit default swap sold by the Trust will be subject to the applicable Fitch Discount Factor for each security subject to the swap; (2) If the Trust purchases a credit default swap and holds the underlying security, the Market Value of the credit default swap and the underlying security will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor assessed based on the counterparty risk; and (3) the Trust will not include a credit default swap as a Fitch Eligible Asset purchase by the Trust without the Trust holding the underlying security or when the Trust busy a credit default swap for a basket of securities without holding all the securities in the basket.

(xiii)   Senior Loans:  The Fitch Discount Factor applied to senior, secured floating rate Loans made to corporate and other business entities (“Senior Loans”) shall be the percentage specified in the table below opposite such Fitch Loan Category:

Fitch Loan Category	Discount Factor
A	115%
B	130%
C	152%
D	370%

Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall within more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

(xiv)   GNMAs, FNMAs, FHLMCs, etc., MBS, asset-backed and other mortgage-backed securities:

MBS:  U.S. Government Agency (FNMA, FHLMC or GNMA) conforming mortgage-backed securities with a stated maturity of 30 years shall have a discount factor of 114% and conforming mortgage-backed securities with a stated maturity of 15 years shall have a discount factor of 111%.

Asset-backed and other mortgage-backed securities:  The percentage determined by reference to the asset type in accordance with the table set forth below.

Asset Type (with time remaining to maturity, if applicable)	Discount Factor

U.S. Treasury/agency securities (10 years or less)	118%

U.S. Treasury/agency securities (greater than 10 years)	127%

U.S. agency sequentials (10 years or less)	120%

U.S. agency sequentials (greater than 10 years)	142%

U.S. agency principal only securities	236%

U.S. agency interest only securities (with Market Value greater than 40% of par)	696%

U.S. agency interest only securities (with Market Value less than or equal to 40% of par)	271%

AAA Lock-Out securities, interest only	236%

U.S. agency planned amortization class bonds (10 years or less)	115%

U.S. agency planned amortization class bonds (greater than 10 years)	136%

AAA sequentials (10 years or less)	118%

AAA sequentials (greater than 10 years)	135%

AAA planned amortization class bonds (10 years or less)	115%

AAA planned amortization class bonds (greater than 10 years)	140%

Jumbo mortgage rated AAA(1)	123%

Jumbo mortgage rated AA(1)	130%

Jumbo mortgage rated A(1)	136%

Jumbo mortgage rated BBB(1)	159%

Commercial mortgage-backed securities rated AAA	131%

Commercial mortgage-backed securities rated AA	139%

Commercial mortgage-backed securities rated A	148%

Commercial mortgage-backed securities rated BBB	177%

Commercial mortgage-backed securities rated BB	283%

Commercial mortgage-backed securities rated B	379%

Commercial mortgage-backed securities rated CCC or not rated	950%

(1) Applies to jumbo mortgages, credit cards, auto loans, home equity loans, manufactured housing and prime mortgage-backed securities not issued by a U.S. agency or instrumentality.

(xv)   Closed End Registered Investment Companies: The Fitch Discount Factor applied to Closed End Registered Investment Companies is 286%.

(xvi)   Other Securities: The Fitch Discount Factor with respect to securities other than those described above including ratable securities not rated by Fitch or any other NRSRO will be the percentage provided in writing by Fitch.

(kk)   “FITCH ELIGIBLE ASSET” shall mean the following:

(i)   Common stock, preferred stock, and any debt security of REITs and Other Real Estate Companies.

(ii)   Municipal Obligations that interest in cash, (ii) do not have their Fitch rating, as applicable, suspended by Fitch, and (iii) are part of an issue of Municipal Obligations of at least $10,000,000.  In Addition, Municipal Obligations in the Trust’s portfolio must be within the following investment guidelines to be Fitch Eligible Assets.

Rating	Minimum Issue Size ($ Millions) (1)	Maximum Single Underlying Obligor Issuer (%) (2)	Maximum State Allowed (%) (2)(3)
AAA	10	100	100

AA	10	20	60
A	10	10	40
BBB	10	6	20
BB	10	4	12
B	10	3	12
CCC	10	2	12

(1)         Preferred stock has a minimum issue size of $50 million.

(2)         The referenced percentage represents maximum cumulation total for the related rating category and each lower rating category.

(3)         Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Fitch Eligible Assets.  For diversification purposes, Puerto Rico will be treated as a state.

For purposes of applying the foregoing requirements and applying the applicable Fitch Discount Factor, if a Municipal Obligation is not rated by Fitch but is rated by Moody’s and S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have the Fitch rating which is the lower of the Moody’s and S&P rating.  If a Municipal Obligation is not rated by Fitch but is rated by Moody’s or S&P, such Municipal Obligation (excluding short-term Municipal Obligations) will be deemed to have such rating. Eligible Assets shall be calculated without including cash; and Municipal Obligations rated F1 by Fitch or, if not rated by Fitch, rated MIG-1, VMIG-1 or P-1 by Moody’s; or, if not rated by Moody’s, rated A-1+/AA or SP-1+/AA by S&P shall be considered to have a long-term rating of A.  When the Trust sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future date, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Fitch Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Preferred Shares Basic Maintenance Amount.  When the Trust purchases a Fitch Eligible Asset and agrees to sell it at a future date, such Fitch Eligible Asset shall be valued at the amount of cash to be received by the Trust upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A by Fitch and the transaction has a term of no more than 30 days; otherwise, such Fitch Eligible Asset shall be valued at the Discounted Value of such Fitch Eligible Asset.

Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset for purposes of determining the Preferred Shares Basic Maintenance Amount to the extent it is (i) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, “Liens”), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Fitch (if Fitch is then rating the Preferred Shares) has indicated to the Trust will not affect the status of such asset as a Fitch Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by the investment adviser, custodian or the Auction Agent, (d) Liens by virtue of any repurchase agreement, and (e) Liens in connection with any futures margin account; or (ii) deposited irrevocably for the payment of any liabilities for purposes of determining the Preferred Shares Basic Maintenance Amount.

(iii)   U.S. Government Securities.

(iv)   Debt securities, if such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended from time to time, as determined by the Trust’s investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust; and such securities are issued by (1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership domiciled in a member of the European Union, Argentina, Australia, Brazil, Chile, Japan, Korea, and Mexico or other country if Fitch does not inform the Trust that including debt securities from such foreign country will adversely impact Fitch’s rating of the Preferred Shares (the “Approved Foreign Nations”), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as “Foreign Bonds”), (4) a corporation, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as “Canadian Bonds”).  Foreign Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets.  Similarly, Canadian Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets.  Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Trust will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets.  All debt securities satisfying the foregoing requirements and restriction of this paragraph are herein referred to as “Debt Securities.”

(v)   Preferred Stocks if (1) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive equity capital at any time over the respective lives of such securities, (2) the issuer or such a preferred stock has common stock listed on either the New York Stock Exchange, the NYSE MKT or in the over-the-counter market, and (3) the issuer of such a preferred stock has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent rating by another Rating Agency.  In addition, the preferred stocks issue must be at least $50 million.

(vi)   Common stocks (1)(a) which are traded on the New York Stock Exchange, the NYSE MKT or in the over-the-counter market, (b) which, if cash dividend paying, pay cash dividends in U.S. dollars, and (c) which may be sold without restriction by the Trust; provided, however, that (i) common stock which, while a Fitch Eligible Asset owned by the Trust, ceases paying any regular cash dividend will no longer be considered a Fitch Eligible Assets until 60 calendar days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A- by Fitch and (ii) the aggregate Market Value of the Trust’s holdings of the common stock of any issuer in excess of 5% per U.S. issuer of the number of Outstanding shares time the Market Value of such common stock shall not be a Fitch’s Eligible Asset; and (2) securities denominated in any currency other than the U.S. dollar and securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts (“ADRs”) which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia; provided, however, that the aggregate Market Value of the Trust’s holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of 3% of the aggregate Market Value of the Outstanding shares of common stock of such issuer or in excess of 10% of the Market Value of the Trust’s Fitch Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Approved Foreign Nations shall not be a Fitch Eligible Asset

(vii)   Rule 144A Securities.

(viii)   Warrants on common stocks described in (vi) above.

(ix)   Any common stock, preferred stock or any debt securities of REITs or real estate companies.

(x)   Interest Rate Swaps or Interest Rate Caps entered into according to International Swap Dealers Association (“ISDA”) standards if (1) the counterparty to the swap transaction has a short-term rating of not less than F1 by Fitch or the equivalent by another Rating Agency, or, if the swap counterparty does not have a short-term rating, the counterparty’s senior unsecured long-term debt rating is AA or higher by Fitch or the equivalent by another Rating Agency and (2) the original aggregate notional amount of the Interest Rate Swap or Interest Rate Cap transaction or transactions is not greater than the Liquidation Preference of the Preferred Shares originally issued.

(xi)   Swaps, including Total Return Swaps entered into according to ISDA.

(xii)   Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition may be included in Fitch Eligible Assets, but, with respect to any financial contract, only upon receipt by the Trust of a writing from Fitch specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch to the Preferred Shares

(xiii)   Asset-backed and mortgage-backed securities.

(xiv)   Senior loans.

(xv)    Closed End Registered Investment Companies that (1) have an equity market capitalization greater than $100 million and (2) have an average trading volume of 50,000 shares per day.

(xvi)   Fitch Hedging Transactions.

Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount.  Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A- by Fitch or the equivalent by another Rating Agency and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset.

Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(a) through (i)(e) under the definition of Preferred Shares Basic Maintenance Amount or to the extent it is subject to any Liens, except for (a) Liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Trust will not affect the status of such asset as a Fitch Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust’s custodian, transfer agent or registrar or the Auction Agent and (d) Liens arising by virtue of any repurchase agreement.

Fitch diversification limitations:  portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Fitch’s Eligible Assets:

EQUITY SECURITIES	Maximum Single Issuer (1)

Large-cap	5%

Mid-cap	5%

Small-cap	5%

(1) Percentages represent both a portion of the aggregate Market Value and number of outstanding shares of the common stock portfolio.

DEBT SECURITIES RATED AT LEAST (1)	Maximum Single Issuer (2)	Maximum Single Industry (2)(3)	Minimum Issue Size ($ in million) (4)
AAA	100%	100%	$100
AA-	20%	75%	$100
A-	10%	50%	$100
BBB-	6%	25%	$100
BB-	4%	16%	$50
B-	3%	12%	$50
CCC	2%	8%	$50

(1) Not applicable to corporate debt securities of REITs, Real Estate Companies, and Lodging Companies.

(2) Percentages represent a portion of the aggregate Market Value of corporate debt securities.

(3) Industries are determined according to Fitch’s Industry Classifications, as defined herein.

(4) Preferred stock has a minimum issue size of $50 million, and mortgage pass through issued by Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”) or the Government National Mortgage Association (“GNMA”), which has no minimum issue size.

If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody’s rating is Baa, a Fitch rating of BBB will be used).  If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody’s rating of Ba, a Fitch rating of BB will be used).  If a security is either rated below CCC or not rated by any Rating Agency, the Trust will treat the security as if it were “CCC” in the table above.

REIT AND OTHER REAL ESTATE COMPANY SECURITIES
5% issuer limitation (including common, preferred, debt and other securities)

CLOSED END REGISTERED INVESTMENT COMPANY SECURITIES
5% issuer limitation(1)

(1)  Percentage represents a portion of the aggregate Market Value.

(xvii)   Unrated debt securities or preferred shares issued by an issuer which (1) has not filed for bankruptcy in the past three years; (2) is current on all interest and principal on such debt security; (3) is current on distributions on such preferred shares.

(xviii)   Interest rate swaps or caps entered into according to International Swap Dealers Association standards if (1) the counterparty to the swap transaction has a short-term rating of not less than F-1, or, if the swap counterparty does not have a short-term rating, the counterparty’s senior unsecured long-term debt rating is AA or higher by Fitch or the equivalent by another NRSRO and (2) the original aggregate notional amount of the interest rate swap or cap transaction or transactions is not greater than the liquidation preference of the Preferred Shares originally issued.

(xix)   U.S. Treasury Securities and U.S. Treasury Strips.

(xx)   Short-Term Money Market Instruments as long as (a) such securities are rated at least F-1 by Fitch or the equivalent by another NRSRO, (b) in the case of demand deposits, time deposits and overnight funds, the depository institution or supporting entity is rated at least A by Fitch or the equivalent by another NRSRO, (c) such securities are of 2a-7 Money Market Funds, (d) such securities are repurchase agreements or (e) in all other cases, the supporting entity (1) is rated at least A by Fitch and the security matures in one month or (2) is rated at least AA by Fitch and matures within six months.

(xxi)   Cash (including, for this purpose, interest and dividends due on assets rated (a) BBB or higher by Fitch if the payment date is within 5 Business Days of the Valuation Date, (b) A or higher by Fitch if the payment is within thirty days of the Valuation Date (c) A+ or higher by Fitch if the payment date is within the Exposure Period; provided, however, that such interest and dividends may, at the Trust’s discretion, be discounted at the same rate as the related security or on such other basis as Fitch and the Trust may agree from time to time) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date.

(ll)   “FITCH EXPOSURE PERIOD” means the period commencing on (and including) a given Valuation Date and ending 41 days thereafter.

(mm)   “FITCH HEDGING TRANSACTION” shall have the meaning specified in paragraph (b)(1) of Section 13 of Part I of Article X.

(nn)   “FORWARD COMMITMENTS” shall have the meaning specified in paragraph (a)(iv) of Section M of Part I of Article X.

(oo)   “HOLDER” with respect to shares of a Series, shall mean the registered holder of such shares as the same appears on the record books of the Trust.

(pp)   “HOLD ORDER” and “HOLD ORDERS” shall have the respective meanings specified in paragraph (a) of Section A of Part II of Article X.

(qq)   “INDEPENDENT ACCOUNTANT” shall mean a nationally recognized accountant, or firm of accountants, that is with respect to the Trust an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

(rr)   “INITIAL RATE PERIOD” with respect to each Series, shall be the period from and including the Date of Original Issue to but excluding the initial Distribution Payment date for such Series.

(ss)   “INTEREST EQUIVALENT” means a yield on a 360-day basis of a discount basis security, which is equal to the yield on an equivalent interest-bearing security.

(tt)   “LATE CHARGE” shall have the meaning specified in subparagraph (e)(i)(B) of Section B of Part I of Article X.

(uu)   “LIBOR Dealers” means RBC Dain Rauscher Inc. and such other dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

(vv)   “LIBOR Rate” on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Distribution Period, which appears on display page 3750 of Moneyline’s Telerate Service (“Telerate Page 3750”) (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London Business Day preceding the Auction Date (the “LIBOR Determination Date”), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750, (A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Distribution Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Trust’s approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Distribution Period in an amount determined by the LIBOR Dealer (after obtaining the Trust’s approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any substitute LIBOR Dealer or substitute LIBOR Dealers selected by the Trust to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR Rate shall be LIBOR Rate as determined on the previous Auction Date.  If the number of Distribution Period days shall be (i) 7 or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (ii) more than 21 but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer that 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

(ww)   “LIQUIDATION PREFERENCE” with respect to a given number of Preferred Shares, means $25,000 times that number.

(xx)   “LONDON BUSINESS DAY” means any day on which commercial banks are generally open for business in London.

(yy)   “MARKET VALUE” of any asset of the Trust shall mean the market value thereof determined in accordance with the pricing procedures of the Trust.

(zz)   “MAXIMUM RATE” shall mean, with respect to Preferred Shares for any Distribution Period, the greater of (A) the Applicable Percentage of the Reference Rate or (B) the Applicable Spread plus the Reference Rate on the Auction Date.  The Auction Agent will round each applicable Maximum Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent.  Generally, the applicable distribution rate for any Distribution Period for the Preferred Shares will not be more than the Maximum Rate attributable to such shares.  The Maximum Rate for the Preferred Shares will depend on the credit rating assigned to such shares and on the length of the Distribution Period.

(aaa)   “MINIMUM RATE PERIOD” shall mean any Rate Period consisting of 7 Rate Period Days for the Preferred Shares.

(bbb)   “MOODY’S” shall mean Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

(ccc)   “MOODY’S DISCOUNT FACTOR” shall mean, for purposes of determining the Discounted Value of any Moody’s Eligible Asset, the percentage determined as follows. The Moody’s Discount Factor for any Moody’s Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody’s.

(i)   Corporate debt securities:  The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below (non convertibles).

Term to Maturity of	Moody’s Rating Category
Corporate Debt Security (2)	Aaa	Aa	A	Baa	Ba	B	Unrated(1)
1 year or less	109%	112%	115%	118%	137%	150%	250%
2 years or less (but longer than 1 year)	115	118	122	125	146	160	250
3 years or less (but longer than 2 years)	120	123	127	131	153	168	250
4 years or less (but longer than 3 years)	126	129	133	138	161	176	250
5 years or less (but longer than 4 years)	132	135	139	144	168	185	250
7 years or less (but longer than 5 years)	139	143	147	152	179	197	250
10 years or less (but longer than 7 years)	145	150	155	160	189	208	250
15 years or less (but longer than 10 years)	150	155	160	165	196	216	250
20 years or less (but longer than 15 years)	150	155	160	165	196	228	250
30 years or less (but longer than 20 years)	150	155	160	165	196	229	250
Greater than 30 years	165	173	181	189	205	240	250

(1)           Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Trust’s assets can be derived from other sources, securities rated below B by Moody’s and unrated securities covered by this section (i), which are securities rated by neither Moody’s, S&P nor Fitch, are limited to 10% of Moody’s Eligible Assets. If a corporate debt security is unrated by Moody’s, S&P or Fitch, the Fund will use the percentage set forth under “Unrated” in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody’s at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody’s rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

(2)           The Moody’s Discount Factors for debt securities shall also be applied to any derivative transaction, in which case the rating of the counterparty shall determine the appropriate rating category.

For corporate debt securities that do not pay interest in U.S. dollars, the fund sponsor will use the applicable currency conversion rates.

Preferred stock:  The Moody’s Discount Factor for taxable preferred stock shall be (1)(2):

Aaa	150%
Aa	155%
A	160%
Baa	165%
Ba	196%
B	216%
<B or Not Rated	250%
Middle Market Bank Non-cumulative perpetual preferreds	476%
Investment Grade DRD	165%
Non-Investment Grade DRD Preferred Stock	216%

(1)           Rule 144A securities’ Discount Factor will be increased by an additional 20%.

(2)           For non-cumulative preferred stock, the Discount Factor should be amplified by 110%.

Common stock

Common Stocks (1)	Large-Cap	Mid-Cap	Small-Cap

Discount Factor	200%	205%	220%

(1)Market cap for Large-cap stocks are $10 billion and up, Mid-cap stocks range between $2 billion and $10 billion, and Small-cap stocks are $2 billion and below.

Convertible securities: (including convertible preferred)

Delta	Investment Grade	Non- Investment Grade	Unrated
.00 — .40	Use Corporate Debt Securities Table		250%
.41 — .80	192%	226%	250%
.81 — 1.00	195%	229%	250%

Equity- the convertibles is this group would have a delta that ranges between 1-.81.  For investment grade bonds the discount factor would be 195% and for below investment grade securities the discount factor would be 229%.

Total Return- the convertibles in this group would have a delta that ranges between .8-.41.  For investment grade bonds the discount factor would be 192% and for below investment grade securities the discount factor would be 226%.

Yield Alternative- the convertibles in this group would have a delta that ranges between .4-0.  For this category the discount factors used are based on Moody’s rating for corporate debt securities table.

Any unrated convertible bonds would receive a discount factor of 250%.

Upon conversion to common stock, the discount Factors applicable to common stock will apply.

(ii)   Common Shares and Preferred Shares of REITs and Other Real Estate Companies:

DISCOUNT FACTOR (1)(2)(3)

Common Shares of REITs	154%
Preferred Shares of REITs
with Senior Implied or Unsecured Moody’s (or Fitch) rating:	154%
without Senior Implied or Unsecured Moody’s (or Fitch) rating:	208%

DISCOUNT FACTOR (1)(2)(3)

Preferred Shares of Other Real Estate Companies
with Senior Implied or Unsecured Moody’s (or Fitch) rating:	208%
without Senior Implied or Unsecured Moody’s (or Fitch) rating:	250%

(1) A Discount Factor of 250% will be applied to those assets in a single Moody’s Real Estate Industry/Property Sector Classification that exceed 30% of Moody’s Eligible Assets but are not greater than 35% of Moody’s Eligible Assets.

(2) A Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

(3) A Discount Factor of 250% will be applied if the market capitalization (including common shares and preferred shares) of an issuer is below $500 million.

(iii)   Debt Securities of REITs and Other Real Estate Companies (1):

MATURITY IN YEARS	Aaa	Aa	A	Baa	Ba	B	Unrated(2)
1 or less	109%	112%	115%	118%	137%	150%	250%
2 or less (but longer than 1)	115%	118%	122%	125%	146%	160%	250%
3 or less (but longer than 2)	120%	123%	127%	131%	153%	168%	250%
4 or less (but longer than 3)	126%	129%	133%	138%	161%	176%	250%
5 or less (but longer than 4)	132%	135%	139%	144%	168%	185%	250%
7 or less (but longer than 5)	139%	143%	147%	152%	179%	197%	250%
10 or less (but longer than 7)	145%	150%	155%	160%	189%	208%	250%
15 or less (but longer than 10)	150%	155%	160%	165%	196%	216%	250%
20 or less (but longer than 15)	150%	155%	160%	165%	196%	228%	250%
30 or less (but longer than 20)	150%	155%	160%	165%	196%	229%	250%
Greater than 30	165%	173%	181%	189%	205%	240%	250%

(1) The Moody’s Discount Factors for debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

(2) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Trust’s assets can be derived from other sources, securities rated below B by Moody’s and unrated securities, which are securities rated by neither Moody’s, S&P nor Fitch, are limited to 10% of Moody’s Eligible Assets.  If a corporate, municipal or other debt security is unrated by Moody’s, S&P or Fitch, the Trust will use the percentage set forth under “Unrated” in this table.  Ratings assigned by S&P or Fitch are generally accepted by Moody’s at face value.  However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody’s rating equivalent.  Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

(iv)   U.S. Treasury Securities and U.S. Treasury Strips:

REMAINING TERM TO MATURITY FACTOR	U.S. TREASURY SECURITIES DISCOUNT FACTOR	U.S. TREASURY STRIPS DISCOUNT
1 year or less	107%	107%
2 years or less (but longer than 1 year)	113%	115%
3 years or less (but longer than 2 years)	118%	121%
4 years or less (but longer than 3 years)	123%	128%
5 years or less (but longer than 4 years)	128%	135%
7 years or less (but longer than 5 years)	135%	147%
10 years or less (but longer than 7 years)	141%	163%
15 years or less (but longer than 10 years)	146%	191%
20 years or less (but longer than 15 years)	154%	218%
30 years or less (but longer than 20 years)	154%	244%

(v)   Short-term instruments:  The Moody’s Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within 49 days of the relevant valuation date; (B) 115%, so long as such portfolio securities do not mature within the Moody’s Exposure Period or have a demand feature at par not exercisable within 49 days of the relevant valuation date; and (C) 125%, if such securities are not rated by Moody’s, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within 49 days of the relevant valuation date.  The Moody’s Discount Factor applied to 2a-7 Money Market Funds will be 110%.  A Moody’s Discount Factor of 100% will be applied to cash.

(vi)   Closed End Registered Investment Companies:  The Moody’s Discount Factor applied to Closed End Registered Investment Companies are as follows:

Type of Closed End Registered Investment Company	Discount Factor

Domestic Equity Fund	275%

Covered Call Fund	285%

Real Estate Fund	355%

Taxable Bond Fund	290%

(ddd)   “MOODY’S ELIGIBLE ASSETS” shall mean the following:

(i)   Corporate debt securities if (A) such securities are rated B3 or higher by Moody’s; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody’s Eligible Assets if they are rated by Moody’s or S&P or Fitch; (C) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody’s Eligible Assets; (D) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund’s investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody’s Eligible Assets if they are publicly traded; and (E) such securities are not subject to extended settlement.

Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least B3 by Moody’s or not rated by Moody’s shall be considered to be Moody’s Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody’s Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody’s Eligible Assets, a portion of such corporate debt securities (selected by the Trust) shall not be considered Moody’s Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody’s Eligible Assets; and (y) corporate debt securities rated by neither Moody’s nor S&P nor Fitch shall be considered to be Moody’s Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor’s report without qualified, explanatory language.

(ii)   Preferred stocks if (A) dividends on such preferred stock are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange, or NASDAQ and (D) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible).  In addition, the preferred stocks must have the following diversification requirements:  (X) the preferred stock issue must be greater than $50 million and (Y) the maximum holding of preferred stock of each issue is $5 million.  In addition, preferred stocks issued by transportation companies will not be considered Moody’s Eligible Assets;

(iii)   Common stocks (i) which (A) are traded on a nationally recognized stock exchange or in the over-the-counter market, (B) if cash dividend paying, pay cash dividends in US dollars and (C) may be sold without restriction by the Corporation; provided, however, that (y) common stock which, while a Moody’s Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Moody’s Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody’s and (z) the aggregate Market Value of the Corporation’s holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the Corporation’s holdings shall not be Moody’s Eligible Assets, (ii) which are securities denominated in any currency other than the US dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts (“ADRs”) or their equivalents which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia or (iii) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the Corporation’s holdings of securities denominated in currencies other than the US dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the Outstanding shares of common stock of such issuer thereof or (B) 10% of the Market Value of the Corporation’s Moody’s Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, shall not be a Moody’s Eligible Asset.

(iv)   Common shares, preferred shares and any debt security of REITs and Real Estate Companies.

(a)   Common shares of REITs and preferred shares and any debt security of REITs and Other Real Estate Companies: (A) which comprise at least 7 of the 14 Moody’s Real Estate Industry/Property Sector Classifications (“Moody’s Sector Classifications”) listed below and of which no more than 35% may constitute a single such classification; (B) which in the aggregate constitute at least 40 separate classes of common shares, preferred shares, and debt securities, issued by at least 30 issuers; (C) issued by a single issuer which in the aggregate constitute no more than 7.0% of the Market Value of Moody’s Eligible Assets, (D) issued by a single issuer which, with respect to 50% of the Market Value of Moody’s Eligible Assets, constitute in the aggregate no more than 5% of Market Value of Moody’s Eligible Assets; and

(b)   Unrated debt securities or preferred securities issued by an issuer which: (A) has not filed for bankruptcy within the past three years; (B) is current on all principal and interest on such debt security; (C) is current on such preferred security distributions; (D) possesses a current, unqualified auditor’s report without qualified, explanatory language and (E) in the aggregate, do not exceed 10% of the discounted Moody’s Eligible Assets;

(v)   Interest rate swaps or caps entered into according to International Swap Dealers Association (“ISDA”) standards if (a) the counterparty to the swap transaction has a short-term rating of not less than P-1 or, if the counterparty does not have a short-term rating, the counterparty’s senior unsecured long-term debt rating is A3 or higher and (b) the original aggregate notional amount of the interest rate swap or cap transaction or transactions is not to be greater than the liquidation preference of the Preferred Shares originally issued.  The interest rate swap or cap transaction will be marked-to-market daily;

(vi)   U.S. Treasury Securities and Treasury Strips;

(vii)   Short-Term Money Market Instruments so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the depository institution is rated at least A2, (C) such securities are of 2a-7 Money Market Funds, (D) such securities are repurchase agreements, or (E) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by Fitch and not rated by Moody’s) need not meet any otherwise applicable Moody’s rating criteria; and

(viii)   Cash (including, for this purpose, interest and dividends due on assets rated (A) Baa3 or higher by Moody’s if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within 49 days of the relevant valuation date; provided, however, that such interest and dividends may, at the Trust’s discretion, be discounted at the same rate as the related security or on such other basis as Moody’s and the Trust may agree from time to time) and receivables for Moody’s Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date.

(ix)   Closed End Registered Investment Companies.

Additionally, in order to merit consideration as an eligible asset, securities should be issued by entities which:

•                  Have not filed for bankruptcy within the past year

•                  Are current on all principal and interest in their fixed income obligations

•                  Are current on all preferred stock dividends

•                  Possess a current, unqualified auditor’s report without qualified, explanatory language.

In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Moody’s Eligible Assets:

Ratings (1)	Maximum Single Issuer (2)(3)	Maximum Single Industry (3)(4)	Minimum Issue Size ($ in million) (5)
Aaa	100%	100%	$100
Aa	20	60	100
A	10	40	100
Baa	6	20	100
Ba	4	12	50	(6)
B1-B2	3	8	50	(6)
B3 or below	2	5	50	(6)

(1) Refers to the preferred stock and senior debt rating of the portfolio holding.

(2) Companies subject to common ownership of 25% or more are considered as one issuer.

(3) Percentages represent a portion of the aggregate Market Value of corporate debt securities.

(4) Industries are determined according to Moody’s Industry Classifications, as defined herein.

(5) Except for preferred stock, which has a minimum issue size of $50 million.

(6) Portfolio holdings from issues ranging from $50 million to $100 million are limited to 20% of the Fund’s total assets.

Equity Securities:

Industry Category	Maximum Single Issuer (%) (1)	Maximum Single Industry (%) (1)	Minimum Single State (%) (1)
Utility	4	50	7	(2)
Industrial	4	45	7
Financial	5	N/A	6
Other	6	20	N/A

(eee)   “MOODY’S HEDGING TRANSACTION” shall have the meaning specified in paragraph (a)(i) of Section 13 of Part I of Article X.

(fff)   “MOODY’S INDUSTRY CLASSIFICATION” means, for the purposes of determining Moody’s Eligible Assets, each of the following industry classifications (or such other classifications as Moody’s may from time to time approve for application to the Preferred Shares):

(i)   Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, and Ammunition;

(ii)   Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers;

(iii)   Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables;

(iv)   Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil;

(v)   Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development;

(vi)   Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulfur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating;

(vii)   Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass;

(viii)   Personal and Non-Durable Consumer Products (Manufacturing Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies;

(ix)   Diversified/Conglomerate Manufacturing;

(x)   Diversified/Conglomerate Service;

(xi)   Diversified Natural Resources, Precious Metals and Minerals: Fabricating, Distribution;

(xii)   Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal;

(xiii)   Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communicating Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology;

(xiv)   Finance: Investment Brokerage, Leasing, Syndication, Securities;

(xv)   Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers;

(xvi)   Grocery: Grocery Stores, Convenience Food Stores;

(xvii)   Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment;

(xviii)   Home and Office Furnishings, House wares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges;

(xix)   Hotels, Motels, Inns and Gaming;

(xx)   Insurance: Life, Property and Casualty, Broker, Agent, Surety;

(xxi)   Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution;

(xxii)   Machinery (Non-Agricultural, Non-Construction, Non-Electronic): Industrial, Machine Tools, and Steam Generators;

(xxiii)   Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing;

(xxiv)   Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling;

(xxv)   Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment;

(xxvi)   Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport;

(xxvii)   Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom;

(xxviii)   Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular;

(xxix)   Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes;

(xxx)   Personal Transportation: Air, Bus, Rail, Car Rental;

(xxxi)   Utilities: Electric, Water, Hydro Power, Gas; and

(xxxii)   Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies.

(ggg)   “MOODY’S REAL ESTATE INDUSTRY/PROPERTY SECTOR CLASSIFICATION” means, for the purposes of determining Moody’s Eligible Assets, each of the following Industry Classifications (as defined by the National Association of Real Estate Investment Trusts, “NAREIT”):

1.              Office

2.              Industrial

3.              Mixed

4.              Shopping Centers

5.              Regional Malls

6.              Free Standing

7.              Apartments

8.              Manufactured Homes

9.              Diversified

10.       Lodging/Resorts

11.       Health Care

12.       Home Financing

13.       Commercial Financing

14.       Self Storage

The Trust will use its discretion in determining which NAREIT Industry Classification is applicable to a particular investment in consultation with the independent auditor and/or Moody’s, as necessary.

(hhh)   “1940 ACT” shall mean the Investment Company Act of 1940, as amended from time to time.

(iii)   “1940 ACT CURE DATE,” with respect to the failure by the Trust to maintain the 1940 Act Preferred Shares Asset Coverage (as required by Section F of Part I of Article X) as of the last Business Day of each month, shall mean the last Business Day of the following month.

(jjj)   “1940 ACT PREFERRED SHARES ASSET COVERAGE” shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares, including all outstanding Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

(kkk)   “NOTICE OF REDEMPTION” shall mean any notice with respect to the redemption of Preferred Shares pursuant to paragraph (c) of Section K of Part I of Article X.

(lll)   “NOTICE OF SPECIAL RATE PERIOD” shall mean any notice with respect to a Special Rate Period of shares of a Series pursuant to subparagraph (d)(i) of Section D of Part I of Article X.

(mmm)   “ORDER” and “ORDERS” shall have the respective meanings specified in paragraph (a) of Section A of Part II of Article X.

(nnn)   “OTHER REAL ESTATE COMPANIES” shall mean companies that generally derive at least 50% of their revenue from real estate or have at least 50% of their assets in real estate, but not including REITs.

(ooo)   “OUTSTANDING” shall mean, as of any Auction Date with respect to shares of a Series, the number of shares theretofore issued by the Trust except, without duplication, (i) any shares of such Series theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Trust, (ii) any shares of such Series as to which the Trust or any Affiliate thereof shall be an Existing Holder and (iii) any shares of such Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

(ppp)   “PERSON” shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

(qqq)   “POTENTIAL BENEFICIAL OWNER,” with respect to shares of a Series, shall mean a customer (including broker dealers which are not Broker Dealers) of a Broker-Dealer that is not a Beneficial Owner of shares of such Series but that wishes to purchase shares of such Series, or that is a Beneficial Owner of shares of such Series that wishes to purchase additional shares of such Series.

(rrr)   “POTENTIAL HOLDER,” with respect to Preferred Shares, shall mean a Broker-Dealer (or any such other person as may be permitted by the Trust) that is not an Existing Holder of Preferred Shares or that is an Existing Holder of Preferred Shares that wishes to become the Existing Holder of additional Preferred Shares.

(sss)   “PREFERRED SHARES” shall have the meaning set forth in the third paragraph of Article X.

(ttt)   “PREFERRED SHARES BASIC MAINTENANCE AMOUNT” as of any Valuation Date, shall mean the dollar amount equal to the sum of (i)(A) the product of the number of Preferred Shares outstanding on such date (including Preferred Shares held by an Affiliate of the Trust but not Preferred Shares held by the Trust) multiplied by $25,000 (plus the product of the number of shares of any other series of preferred shares outstanding on such date multiplied by the liquidation preference of such shares) plus any redemption premium applicable to Preferred Shares (or other preferred shares) then subject to redemption; (B) the aggregate amount of distributions that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Distribution Payment Dates for the Preferred Shares outstanding that follows such Valuation Date; (C) the aggregate amount of distributions that would accumulate on Preferred Shares outstanding from such first Distribution Payment Dates therefor referenced in (B) of this paragraph through the 45th day after such Valuation Date at the respective Applicable Rates referenced in (B) of this paragraph; (D) the amount of anticipated non-interest expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the current outstanding balances of any indebtedness or obligations of the Trust senior in right of payment to the Preferred Shares plus distributions accrued together with 30 days additional distributions on the current outstanding balances calculated at the current rate; and (F) any other current liabilities payable during the 30 days subsequent to such Valuation Date, including, without limitation, indebtedness due within one year and any redemption premium due with respect to the Preferred Shares for which a Notice of Redemption has been sent, as of such Valuation Date, to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any liabilities incurred for the purpose of clearing securities transactions) less (ii) the sum of any cash plus the value of any of the Trust’s assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(F)

(“value,” for purposes of this clause (ii), means the Discounted Value of the security, except that if the security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated at least P-1 by Moody’s, it will be valued at its face value).

(uuu)   “PREFERRED SHARES BASIC MAINTENANCE CURE DATE,” with respect to the failure by the Trust to satisfy the Preferred Shares Basic Maintenance Amount (as required by paragraph (a) of Section G of Part I of Article X) as of a given Valuation Date, shall mean the seventh Business Day following such Valuation Date.

(vvv)   “PREFERRED SHARES BASIC MAINTENANCE REPORT” shall mean a report signed by the President, Treasurer, Assistant Treasurer, Controller, Assistant Controller or any Senior Vice President or Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

(www)   “PRICING SERVICE” shall mean any pricing service designated from time to time in accordance with the Trust’s pricing procedures.

(xxx)   “QUARTERLY VALUATION DATE” shall mean the last Business Day of each March, June, September and December of each year, commencing on March 31, 2004.

(yyy)   “RATE PERIOD,” with respect to shares of a Series, shall mean the Initial Rate Period and any Subsequent Rate Period, including any Special Rate Period.

(zzz)   “RATE PERIOD DAYS,” for any Rate Period or Distribution Period, means the number of days that would constitute such Rate Period or Distribution Period but for the application of paragraph (d) of Section B of Part I of Article X or paragraph (b) of Section D of Part I of Article X.

(aaaa)   “REFERENCE BANKS” means four major banks in the London interbank market selected by RBC Dain Rauscher Inc. or its affiliates or successors or such other party as the Trust may from time to time appoint.

(bbbb)   “REIT,” or real estate investment trust, means a company dedicated to owning, operating or financing real estate.

(cccc)   “REDEMPTION PRICE” shall mean the applicable redemption price specified in Section K of Part I of Article X.

(dddd)   “REFERENCE RATE” shall mean, with respect to the determination of the Maximum Rate, the applicable LIBOR Rate (for a distribution period or a special distribution period of fewer than 365 days), and the applicable Treasury Index Rate (for a special distribution period of 365 days or more).

(eeee)   “S&P” shall mean Standard & Poor’s Ratings Services and its successors.

(ffff)   “SECURITIES DEPOSITORY” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust that agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

(gggg)   “SELL ORDER” and “SELL ORDERS” shall have the respective meanings specified in paragraph (a) of Section A of Part II of Article X.

(hhhh)   “Series” shall have the meaning given in the third paragraph of Article X.

(iiii)   “Series F” shall have the meaning given in the fifth paragraph of Article X.

(jjjj)   “Series M” shall have the meaning given in the fourth paragraph of Article X.

(kkkk)   “SERIES T” shall have the meaning given in the first paragraph of Article X.

(llll)   “SERIES Th” shall have the meaning given in the second paragraph of Article X.

(mmmm)   “SERIES W” shall have the meaning given in the third paragraph of Article X.

(nnnn)   “SHORT-TERM MONEY MARKET INSTRUMENTS” shall mean the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days:

(i)   commercial paper rated A-1 or the equivalent if such commercial paper matures in 30 days or A-1+ or the equivalent if such commercial paper matures in over 30 days;

(ii)   demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

(iii)   overnight funds;

(iv)   U.S. Government Securities;

(v)   registered investment companies that are money market funds in compliance with Rule 2a-7 under the 1940 Act (“2a-7 Money Market Funds”); and

(vi)   overnight repurchase agreements.

(oooo)   “SPECIAL RATE PERIOD,” with respect to Preferred Shares, shall have the meaning specified in paragraph (a) of Section D of Part I of Article X.

(pppp)   “SPECIAL REDEMPTION PROVISIONS” shall have the meaning specified in subparagraph (a)(i) of Section K of Part I of Article X.

(qqqq)   “SUBMISSION DEADLINE” shall mean 1:00 P.M., Eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

(rrrr)   “SUBMITTED BID” and “SUBMITTED BIDS” shall have the respective meanings specified in paragraph (a) of Section C of Part II of Article X.

(ssss)   “SUBMITTED HOLD ORDER” and “SUBMITTED HOLD ORDERS” shall have the respective meanings specified in paragraph (a) of Section C of Part II of Article X.

(tttt)   “SUBMITTED ORDER” and “SUBMITTED ORDERS” shall have the respective meanings specified in paragraph (a) of Section C of Part II of Article X.

(uuuu)   “SUBMITTED SELL ORDER” and “SUBMITTED SELL ORDERS” shall have the respective meanings specified in paragraph (a) of Section C of Part II of Article X.

(vvvv)   “SUBSEQUENT RATE PERIOD,” with respect to Preferred Shares, shall mean the period from and including the first day following the Initial Rate Period of Preferred Shares to but excluding the next Distribution Payment Date for Preferred Shares and any period thereafter from and including one Distribution Payment Date for Preferred Shares to but excluding the next succeeding Distribution Payment Date for Preferred Shares; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Distribution Period thereof.

(wwww)   “SUBSTITUTE U.S. GOVERNMENT SECURITIES DEALER” shall mean Credit Suisse First Boston or Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective affiliates or successors, if such entity is a U.S. Government securities dealer or such other entity designated by the Trust; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

(xxxx)   “TREASURY BILL” shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

(yyyy)   “TREASURY FUTURES” shall have the meaning specified in paragraph (a)(i) of Section M of Part I of Article X.

(zzzz)   “TREASURY INDEX RATE” means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Distribution Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Distribution Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three recognized dealers in U.S. Government Securities selected by the Trust.

(aaaaa)   “TREASURY NOTE” shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of five years or less but more than 364 days.

(bbbbb)   “TREASURY NOTE RATE,” on any date for any Rate Period, shall mean (i) the yield on the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the yield as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent.  If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Note Rate, the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government Securities Dealers selected by the Trust to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Trust does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

(ccccc)   “TRUST” shall mean the entity named on the first page, which is the issuer of the Preferred Shares.

(ddddd)   “U.S. GOVERNMENT SECURITIES DEALER” shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc., Morgan Guaranty Trust Company of New York and any other U.S. Government Securities Dealer selected by the Trust as to which Moody’s (if Moody’s is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) shall not have objected or their respective affiliates or successors, if such entity is a U.S. Government Securities Dealer.

(eeeee)   “U.S. TREASURY SECURITIES” means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

(fffff)   “U.S. TREASURY STRIPS” means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

(ggggg)   “VALUATION DATE” shall mean, for purposes of determining whether the Trust is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each month.

(hhhhh)   “VOTING PERIOD” shall have the meaning specified in paragraph (b) of Section E of Part I of Article X.

(iiiii)   “WINNING BID RATE” shall have the meaning specified in paragraph (a) of Section C of Part II of Article X.

PART I

A.   NUMBER OF AUTHORIZED SHARES.  The number of authorized shares constituting Series F is 1,000, of which 400 shares will be issued on such other date as the officers of the Trust may determine.  The number of authorized shares constituting Series M is 15,000, of which 900 shares will be issued on such other date as the officers of the Trust may determine.  The number of authorized shares constituting Series T is 3,000, of which 2,000 shares will be issued on such other date as the officers of the Trust may determine.  The number of authorized shares constituting Series Th is 7,320, of which 680 shares will be issued on such other date as the officers of the Trust may determine.  The number of authorized shares constituting Series W is 8,000, of which 800 shares will be issued on such other date as the officers of the Trust may determine.

B.   DISTRIBUTIONS.

(a)   RANKING.  The Preferred Shares shall rank on a parity with each other and with any other series of preferred shares as to the payment of distributions by the Trust.

(b)   CUMULATIVE CASH DISTRIBUTIONS.  The Holders of any Series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration of Trust and applicable law, cumulative cash distributions at the Applicable Rate for shares of such series, determined as set forth in paragraph (e) of this Section B, and no more (except to the extent set forth in Section C of this Part I), payable on the Distribution Payment Dates with respect to shares of the Series determined pursuant to paragraph (d) of this Section B.  Holders of Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions, as herein provided, on Preferred Shares.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Preferred Shares which may be in arrears, and, except to the extent set forth in subparagraph (e)(i) of this Section B, no additional sum of money shall be payable in respect of any such arrearage.

(c)   DISTRIBUTIONS CUMULATIVE FROM DATE OF ORIGINAL ISSUE.  Distributions on Preferred Shares shall accumulate at the Applicable Rate from the Date of Original Issue thereof.

(d)   DISTRIBUTION PAYMENT DATES AND ADJUSTMENT THEREOF.  Distributions on Preferred Shares shall be payable for the Initial Rate Period on a date designated by the Board of Trustees, and, if declared by the Board of Trustees (which declaration may be by a single resolution for multiple such dates), on each seventh day thereafter (or after the Distribution Payment Date with respect to an intervening Special Rate Period), with respect to the Preferred Share (each date being a “Distribution Payment Date”); provided, however, that:

(i)   if the day on which distributions would otherwise be payable on Preferred Shares is not a Business Day, then such distributions shall be payable on such Preferred Shares on the first Business Day that falls after such day, and

(ii)   notwithstanding this paragraph (d) of Section B, the Trust in its discretion may establish the Distribution Payment Dates in respect of any Special Rate Period of Preferred Shares consisting of more than 7 Rate Period Days, with respect to a Series; provided, however, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Trust; and further provided that (1) any such Distribution Payment Date shall be a Business Day and (2) the last Distribution Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with paragraph (b) of Section D of this Part I.

(e)   DISTRIBUTION RATES AND CALCULATION OF DISTRIBUTIONS.

(i)   DISTRIBUTION RATES.  The distribution rate on Preferred Shares during the period from and after the Date of Original Issue of Preferred Shares to and including the last day of the Initial Rate Period of such Preferred Shares shall be equal to the rate per annum determined with respect to such Preferred Shares pursuant to a resolution of the Board of Trustees, as set forth under “Designation.” The initial distribution rate on any series of preferred shares subsequently established by the Trust shall be the rate set forth in or determined in accordance with the resolutions of the Board of Trustees establishing such series.  For each Subsequent Rate Period of Preferred Shares, the distribution rate on such Preferred Shares shall be equal to the rate per annum that results from an Auction for shares of the applicable Series on the Auction Date next preceding such Subsequent Rate Period (but the rate set at the Auction will not exceed the Maximum Rate); provided, however, that if:

(A)   subject to Section I of Part II, an Auction for any Subsequent Rate Period of Preferred Shares is not held for any reason other than as described below or if Sufficient Clearing Orders have not been made in an Auction

(other than as a result of all Preferred Shares being the subject of Submitted Hold Orders), then the distribution rate on the shares of the applicable Series for such Subsequent Rate Period will be the Maximum Rate of such Series on the Auction Date therefor;

(B)   any Failure to Deposit shall have occurred with respect to shares of any Series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, Eastern time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this Section B and the Trust shall have paid to the Auction Agent a late charge (“Late Charge”) equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of distributions with respect to any Distribution Period of shares of such Series, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the Distribution Payment Date for such Distribution Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section B (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such Series and (2) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such Series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph (c) of Section K of this Part I, an amount computed by multiplying (x) 200% of the Reference Rate for the Rate Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section B (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such Series to be redeemed, then no Auction will be held, in respect of shares of such Series for the Subsequent Rate Period thereof and the distribution rate for shares of such Series for such Subsequent Rate Period will be the Maximum Rate on the Auction Date for such Subsequent Rate Period;

(C)   any Failure to Deposit shall have occurred with respect to shares of any Series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), and, prior to

12:00 Noon, Eastern time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this Section B or the Trust shall not have paid the applicable Late Charge to the Auction Agent, then no Auction will be held in respect of shares of such Series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section B and (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moody’s is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, Eastern time, on the fourth Business Day prior to the end of such Rate Period), and the distribution rate for shares of such Series for each such Subsequent Rate Period for shares of such Series shall be a rate per annum equal to the Maximum Rate on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such Series, for purposes of determining such Maximum Rate, being deemed to be “Below “Baa3”/BBB-”); or

(D)   any Failure to Deposit shall have occurred with respect to shares of any Series during a Special Rate Period thereof consisting of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, Eastern time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with paragraph (f) of this Section B or, in the event Moody’s is then rating such shares, the Trust shall not have paid the applicable Late Charge to the Auction Agent (such Late Charge, for purposes of this subparagraph (D), to be calculated by using, as the Reference Rate, the Reference Rate applicable to a Rate Period (x) consisting of more than 270 Rate Period Days and (y) commencing on the date on which the Rate Period during which Failure to Deposit occurs commenced), then no Auction will be held with respect to shares of such Series for such Subsequent Rate Period (or for any Rate Period thereof thereafter to and including the Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section B and (2) the Trust pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event Moody’s is rating such shares at the time the Trust cures such Failure to Deposit), in each case no later than 12:00 Noon, Eastern time, on the fourth Business Day prior to the end of such Rate Period), and the distribution rate for shares of such Series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such Series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such Series, for purposes of determining such Maximum Rate, being deemed to be “Below “Baa3”/BBB-”).

(ii)   CALCULATION OF DISTRIBUTIONS.  The amount of distributions per share payable on Preferred Shares on any date on which distributions on shares of a Series shall be payable shall be computed by multiplying the Applicable Rate for shares of such Series in effect for such Distribution Period or Distribution Periods or part thereof for which distributions have not been paid by a fraction, the numerator of which shall be the number of days in such Distribution Period or Distribution Periods or part thereof and the denominator of which shall be 360, and applying the rate obtained against $25,000.

(f)   CURING A FAILURE TO DEPOSIT.  A Failure to Deposit with respect to Preferred Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payment to the Auction Agent) with respect to any Rate Period of shares of any Series if, within the respective time periods described in subparagraph (e)(i) of this Section B, the Trust shall have paid to the Auction Agent (A) all accumulated and unpaid distributions on shares of such Series and (B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph (c) of Section K of Part I of Article X; provided, however, that the foregoing clause (B) shall not apply to the Trust’s failure to pay the Redemption Price in respect of Preferred Shares when the related Redemption Notice provides that redemption of such Preferred Shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(g)   DISTRIBUTION PAYMENTS BY TRUST TO AUCTION AGENT.  The Trust shall pay to the Auction Agent, not later than 12:00 Noon, Eastern time, on each Distribution Payment Date for Preferred Shares, an aggregate amount of funds available in The City of New York, New York, equal to the distributions to be paid to all Holders of shares of any Series on such Distribution Payment Date.

(h)   AUCTION AGENT AS TRUSTEE OF DISTRIBUTION PAYMENTS BY TRUST.  All moneys paid to the Auction Agent for the payment of distributions shall be held in trust for the payment of such distributions by the Auction Agent for the benefit of the Holders specified in paragraph (i) of this Section B.  Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of distributions will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

(i)   DISTRIBUTIONS PAID TO HOLDERS.  Each distribution on Preferred Shares shall be paid on the Distribution Payment Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Distribution Payment Date.

(j)   DISTRIBUTIONS CREDITED AGAINST EARLIEST ACCUMULATED BUT UNPAID DISTRIBUTIONS.  Any distribution payment made on Preferred Shares shall first be credited against the earliest accumulated but unpaid distributions due with respect to such Preferred Shares.  Distributions in arrears for any past Distribution Period may be declared and paid at any time, without reference to any regular Distribution Payment

Date, to the Holders as their names appear on the record books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

C.   RESERVED.

D.   DESIGNATION OF SPECIAL RATE PERIODS.

(a)   LENGTH OF AND PRECONDITIONS FOR SPECIAL RATE PERIOD.  The Trust, at its option, may designate any succeeding Subsequent Rate Period of Preferred Shares as a special rate period consisting of a specified number of Rate Period Days, other than the number of Rate Period Days comprising a Minimum Rate Period, that is evenly divisible by seven, subject to adjustment as provided in paragraph (b) of this Section D (each such period, a “Special Rate Period”).  A designation of a Special Rate Period shall be effective only if (A) notice thereof shall have been given in accordance with paragraph (c) and subparagraph (d)(i) of this Section D, (B) an Auction for shares of a Series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids for shares of such Series shall have existed in such Auction, and (C) if any Notice of Redemption shall have been mailed by the Trust pursuant to paragraph (c) of Section K of this Part I with respect to any shares of such Series, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent.  In the event the Trust wishes to designate any succeeding Subsequent Rate Period for Preferred Shares as a Special Rate Period consisting of more than 28 Rate Period Days, the Trust shall notify Fitch (if Fitch is then rating the Preferred Shares) and Moody’s (if Moody’s is then rating the Preferred Shares) in advance of the commencement of such Subsequent Rate Period that the Trust wishes to designate such Subsequent Rate Period as a Special Rate Period and shall provide Fitch (if Fitch is then rating the Preferred Shares) and Moody’s (if Moody’s is then rating the Preferred Shares) with such documents as either may request.  In addition, full cumulative distributions, any amounts due with respect to mandatory redemptions and any additional distributions payable prior to such date must be paid in full or deposited with the Auction Agent.  The Trust also must have portfolio securities with a discounted value at least equal to the Preferred Shares Basic Maintenance Amount.

(b)   ADJUSTMENT OF LENGTH OF SPECIAL RATE PERIOD.  In the event the Trust wishes to designate a Subsequent Rate Period as a Special Rate Period, but the day following what would otherwise be the last day of such Special Rate Period is not a (i) Wednesday that is a Business Day in case of Series T, then the Trust shall designate such Subsequent Rate Period as a Special Rate Period consisting of the period commencing on the first day following the end of the immediately preceding Rate Period and ending on the first Tuesday that is followed by a Wednesday that is a Business Day preceding what would otherwise be such last day in the case of Series T, (ii) Friday that is a Business Day in case of Series Th, then the Trust shall designate such Subsequent Rate Period as a Special Rate Period consisting of the period commencing on the first day following the end of the immediately preceding Rate Period and ending on the first Tuesday that is followed by a Wednesday that is a Business Day preceding what would otherwise be such last day in the case of Series Th or (iii) Thursday that is a Business Day in case of

Series W, then the Trust shall designate such Subsequent Rate Period as a Special Rate Period consisting of the period commencing on the first day following the end of the immediately preceding Rate Period and ending on the first Tuesday that is followed by a Wednesday that is a Business Day preceding what would otherwise be such last day in the case of Series W.

(c)   NOTICE OF PROPOSED SPECIAL RATE PERIOD.  If the Trust proposes to designate any succeeding Subsequent Rate Period of Preferred Shares as a Special Rate Period pursuant to paragraph (a) of this Section D, not less than 7 (or such lesser number of days as determined by the Trust with appropriate consultation with the Auction Agent and Broker-Dealers) nor more than 30 days prior to the date the Trust proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice shall be mailed by the Trust by first-class mail, postage prepaid, to the Holders of shares of the applicable Series.  Each such notice shall state (A) that the Trust may exercise its option to designate a succeeding Subsequent Rate Period of shares of such Series as a Special Rate Period, specifying the first day thereof and (B) that the Trust will, by 11:00 A.M., Eastern time, on the second Business Day next preceding such date (or by such later time or date, or both, as determined by the Trust with appropriate consultation with the Auction Agent and Broker-Dealers) notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Trust shall specify the Special Rate Period designated, or (y) its determination not to exercise such option.

(d)   NOTICE OF SPECIAL RATE PERIOD.  No later than 11:00 A.M., Eastern time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a Series as to which notice has been given as set forth in paragraph (c) of this Section D (or such later time or date, or both, as determined by the Trust with appropriate consultation with the Auction Agent and Broker-Dealers), the Trust shall deliver to the Auction Agent either:

(i)   a notice (“Notice of Special Rate Period”) stating (A) that the Trust has determined to designate the next succeeding Rate Period of shares of such Series as a Special Rate Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) an Auction for shares of such Series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such Series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such Series shall not exist in such Auction (other than because all Outstanding shares of such Series are subject to Submitted Hold Orders), (D) the scheduled Distribution Payment Dates for shares of such Series during such Special Rate Period and (E) the Special Redemption Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period, such notice to be accompanied by a Preferred Shares Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, Moody’s Eligible Assets (if Moody’s is then rating the Series in question) and Fitch Eligible Assets (if Fitch is then rating the Series in question) each have an aggregate Discounted Value at least equal to the

Preferred Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period, and (b) if applicable, the Moody’s Discount Factors applicable to Moody’s Eligible Assets and the Fitch Discount Factors applicable to Fitch Eligible Assets are determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definitions of Moody’s Discount Factor and Fitch Discount Factor herein); or

(ii)   a notice stating that the Trust has determined not to exercise its option to designate a Special Rate Period of shares of such Series and that the next succeeding Rate Period of shares of such Series shall be a Minimum Rate Period.

(e)   FAILURE TO DELIVER NOTICE OF SPECIAL RATE PERIOD.  If the Trust fails to deliver either of the notices described in subparagraphs (d)(i) or (d)(ii) of this Section D (and, in the case of the notice described in subparagraph (d)(i) of this Section D, a Preferred Shares Basic Maintenance Report to the effect set forth in such subparagraph (if either Moody’s or Fitch is then rating the Series in question)) with respect to any designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M., Eastern time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as determined by the Trust with appropriate consultation with the Auction Agent and Broker-Dealers), the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in subparagraph (d)(ii) of this Section D.  In the event the Trust delivers to the Auction Agent a notice described in subparagraph (d)(i) of this Section D, it shall file a copy of such notice with the Secretary of the Trust, and the contents of such notice shall be binding on the Trust.  In the event the Trust delivers to the Auction Agent a notice described in subparagraph (d)(ii) of this Section D, the Trust will provide Moody’s (if Moody’s is then rating the Series in question) and Fitch (if Fitch is then rating the Series in question) a copy of such notice.

E.   VOTING RIGHTS.

(a)   ONE VOTE PER PREFERRED SHARE.  Except as otherwise provided in the Declaration of Trust or as otherwise required by law, (i) each Holder of Preferred Shares shall be entitled to one vote for each Preferred Share held by such Holder on each matter submitted to a vote of Shareholders of the Trust, and (ii) the holders of outstanding shares of preferred shares, including Preferred Shares, and of Common Shares shall vote together as a single class; provided, however, that, at any meeting of Shareholders of the Trust held for the election of Trustees, the holders of outstanding shares of preferred shares, including Preferred Shares, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of the Trust, to elect two Trustees of the Trust (regardless of the total number of Trustees serving on the Trust’s Board of Trustees), each share of preferred shares, including each Preferred Share, entitling the holder thereof to one vote; provided, further, that if the Board of Trustees shall be divided into one or more classes, the Board of Trustees shall determine to which class or classes the Trustees elected by the holders of preferred shares, including Preferred Shares, shall be assigned and such holders of preferred shares shall only be entitled to elect the Trustees so designated as being elected by such holders of preferred shares when their term shall have expired; provided, finally, that such Trustees appointed by the holders of preferred shares, including Preferred Shares, shall be allocated as evenly as possible among the classes of Trustees.  Subject to paragraph (b) of this Section E, the holders of outstanding Common Shares and preferred shares, including Preferred Shares, voting together as a single class, shall elect the balance of the Trustees.

(b)   VOTING FOR ADDITIONAL TRUSTEES.

(i)   VOTING PERIOD.  Except as otherwise provided in the Declaration of Trust or as otherwise required by law, during any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of Trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of preferred shares, including Preferred Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of preferred shares, including Preferred Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of the Trust), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect.  A Voting Period shall commence:

(A)   if at the close of business on any distribution payment date accumulated distributions (whether or not earned or declared) on any outstanding preferred shares, including Preferred Shares, equal to at least two full years’ distributions shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated distributions; or

(B)   if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the Trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this subparagraph (b)(i).

(ii)   NOTICE OF SPECIAL MEETING.  As soon as practicable after the accrual of any right of the holders of preferred shares, including Preferred Shares, to elect additional Trustees as described in subparagraph (b)(i) of this Section E, the Trust shall notify the Auction Agent and the Auction Agent shall call a special meeting of such registered holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 days after the date of mailing of such notice.  If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice.  The record date for determining the registered holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed or on such other date as the Trust and the Auction Agent may agree.  At any such special meeting and at each meeting of holders of preferred shares, including Preferred Shares, held during a Voting Period at which Trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of the Trust), shall be entitled to elect the number of Trustees prescribed in subparagraph (b)(i) of this Section E on a one-vote-per-share basis.

(iii)   TERMS OF OFFICE OF EXISTING TRUSTEES.  The terms of office of all persons who are Trustees of the Trust at the time of a special meeting of Holders and holders of other shares of preferred shares of the Trust to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of Trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent Trustees elected by the Holders and such other holders of preferred shares of the Trust and the remaining incumbent Trustees elected by the holders of the Common Shares and preferred shares, including Preferred Shares, shall constitute the duly elected Trustees of the Trust.

(iv)   TERMS OF OFFICE OF CERTAIN TRUSTEES TO TERMINATE UPON TERMINATION OF VOTING PERIOD.  Simultaneously with the termination of a Voting Period, the terms of office of the additional Trustees elected by the Holders and holders of other preferred shares of the Trust pursuant to subparagraph (b)(i) of this Section E shall terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of the Holders and such other holders to elect additional Trustees pursuant to subparagraph (b)(i) of this Section E shall cease, subject to the provisions of the last sentence of subparagraph (b)(i) of this Section E.

(c)   HOLDERS OF PREFERRED SHARES TO VOTE ON CERTAIN OTHER MATTERS.

(i)   INCREASES IN CAPITALIZATION.  So long as any Preferred Shares are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the Preferred Shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a) authorize, create or issue any class or series of shares ranking prior to or on a parity with Preferred Shares with respect to the payment of distributions or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any Series (except that, notwithstanding the foregoing, but subject to the provisions of paragraph (c) of Section M of this Part I, the Board of Trustees, without the vote or consent of the

Holders of Preferred Shares, may from time to time authorize and create, and the Trust may from time to time issue additional shares of Preferred Shares, or classes or series of preferred shares ranking on a parity with Preferred Shares with respect to the payment of distributions and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust; provided, however, that if Moody’s and Fitch (or other NRSRO) is not then rating the Preferred Shares, the aggregate liquidation preference of all Preferred Shares of the Trust outstanding after any such issuance, exclusive of accumulated and unpaid distributions, may not exceed $200,000,000) or (b) amend, alter or repeal the provisions of the Declaration of Trust, or these Bylaws, whether by merger, consolidation or otherwise, so as to affect any preference, right or power of such Preferred Shares or the Holders thereof; provided, however, that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers, (ii) a division or split of a Preferred Share will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of Preferred Shares and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to Preferred Shares with respect to the payment of distributions and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, will be deemed to affect such preferences, rights or powers only if Moody’s or Fitch is then rating Preferred Shares and such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act Preferred Shares Asset Coverage or the Preferred Shares Basic Maintenance Amount.  So long as any Preferred Shares are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the Preferred Shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent.

(ii)   1940 ACT MATTERS.  Unless a higher percentage is provided for in the Declaration of Trust, (A) the affirmative vote of the Holders a “majority of the outstanding” (as such term is defined in the 1940 Act) preferred shares of the Trust, including Preferred Shares, voting as a separate class, shall be required to approve (A) any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares and (B) any action requiring a vote of security holders of the Trust under Section 13(a) of the 1940 Act.  In the event a vote of Holders of Preferred Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody’s (if Moody’s is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.  The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moody’s (if Moody’s is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) of the results of such vote.

(d)   BOARD MAY TAKE ACTIONS WITHOUT SHAREHOLDER APPROVAL.  The Board of Trustees may, without the vote or consent of the Holders of the Preferred Shares, or any other shareholder of the Trust, from time to time amend, alter or repeal any or all of the definitions of the terms listed herein, or any provision of the Bylaws viewed by Moody’s or Fitch as a predicate for any such definition, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the Preferred Shares or the Holders thereof, provided the Board of Trustees receives confirmation from Moody’s (if Moody’s is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares), that any such amendment, alteration or repeal would not impair the ratings then assigned to the Preferred Shares by Moody’s (if Moody’s is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares).

In addition, subject to compliance with applicable law, the Board of Trustees may amend the definition of Maximum Rate to increase the percentage amount by which the Reference Rate is multiplied to determine the Maximum Rate shown therein without the vote or consent of the holders of preferred shares, including Preferred Shares, or any other shareholder of the Trust, and without receiving any confirmation from any rating agency, after consultation with the Broker-Dealers, provided that immediately following any such increase the Trust would meet the Preferred Shares Basic Maintenance Amount Test.

(e)   RELATIVE RIGHTS AND PREFERENCES.  Unless otherwise required by law or provided elsewhere in the Declaration of Trust, the Holders of Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

(f)   NO PREEMPTIVE RIGHTS OR CUMULATIVE VOTING.  The Holders of Preferred Shares shall have no preemptive rights or rights to cumulative voting.

(g)   VOTING FOR TRUSTEES SOLE REMEDY FOR TRUST’S FAILURE TO PAY DISTRIBUTIONS.  In the event that the Trust fails to pay any distributions on the Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for Trustees pursuant to the provisions of this Section E.

(h)   HOLDERS ENTITLED TO VOTE.  For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by these Bylaws, by the Declaration of Trust, by statute or otherwise, no Holder shall be entitled to vote Preferred Shares and no Preferred Shares shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph (c) of Section K of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose.  No Preferred Shares held by the Trust or any affiliate of the Trust (except for shares held by a Broker-Dealer that is an affiliate of the Trust for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

F.   1940 ACT PREFERRED SHARES ASSET COVERAGE.  The Trust shall maintain, as of the last Business Day of each month in which any share of a series of Preferred Shares is outstanding, the 1940 Act Preferred Shares Asset Coverage; provided, however, that the redemption pursuant to Section K(b) of this Part I shall be the sole remedy in the event the Trust fails to do so.

G.   PREFERRED SHARES BASIC MAINTENANCE AMOUNT.

(a)   So long as Preferred Shares are outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Fitch is then rating the Preferred Shares) and (ii) Moody’s Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Moody’s is then rating the Preferred Shares); provided, however, that the redemption pursuant to Section K(b) of this Part I shall be the sole remedy in the event the Trust fails to do so.

(b)   On or before 5:00 P.M., Eastern time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to Fitch (if Fitch is then rating the Preferred Shares) and Moody’s (if Moody’s is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be.  The Trust shall also deliver a Preferred Shares Basic Maintenance Report to Moody’s (if Moody’s is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares), in each case on or before the seventh Business Day after the last Business Day of each month.  A failure by the Trust to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

(c)   Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph (b) of this Section G relating to a Quarterly Valuation Date that is also an Annual Valuation Date, the Trust shall cause the Independent Accountant to confirm in writing to Fitch (if Fitch is then rating the Preferred Shares) and Moody’s (if Moody’s is then rating the Preferred Shares) (i) the mathematical accuracy of the calculations reflected in such Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Trust during the quarter ending on such Annual Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Trust correctly determined in accordance with these Bylaws whether the Trust had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly-

selected Report), Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount and Moody’s Eligible Assets (if Moody’s is then rating the Preferred Shares) of an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, (iii) that, in such Report (and in such randomly selected Report), the Trust determined whether the Trust had, at such Annual Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with these Bylaws, with respect to the Fitch ratings on Real Estate Securities, the issuer name and issue size and coupon rate listed in such Report, verified by the Independent Accountant by reference to Bloomberg Financial Services or another independent source approved by Moody’s (if Moody’s is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) and the Independent Accountant shall provide a listing in its letter of any differences, (iv) with respect to the Moody’s ratings on Real Estate Securities, the issuer name, issue size and coupon rate listed in such Report, that such information has been verified by the Independent Accountant by reference to Bloomberg Financial Services or another independent source approved by Moody’s (if Moody’s is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) and the Independent Accountant shall provide a listing in its letter of any differences, (v) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust’s assets to the Trust for purposes of valuing securities in the Trust’s portfolio, that the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) and (vi) with respect to such confirmation to Moody’s (if Moody’s is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares), that the Trust has satisfied the requirements of Section M of this Part I with respect to portfolio holdings as of the date of such Report (such confirmation is herein called the “Auditor’s Confirmation”); provided, however, that the Independent Accountant may base the conclusions related to (ii) through (vi) above on a sample of at least 25 securities (or such other number of securities as the Independent Accountant and Moody’s (if Moody’s is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) may agree from time to time).

(d)   Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph (b) of this Section G relating to any Valuation Date on which the Trust failed to satisfy the Preferred Shares Basic Maintenance Amount, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Shares Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to Fitch (if Fitch is then rating the Preferred Shares) and Moody’s (if Moody’s is then rating the Preferred Shares) an Auditor’s Confirmation as to such Preferred Shares Basic Maintenance Report.

(e)   If any Auditor’s Confirmation delivered pursuant to paragraph (c) or (d) of this Section G shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Auditor’s Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) or Moody’s Eligible Assets (if Moody’s is then rating the Preferred Shares), as the case may be, of the Trust was determined by the Independent Accountant, then in the absence of manifest error the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Preferred Shares Basic Maintenance Report to Fitch (if Fitch is then rating the Preferred Shares) and Moody’s (if Moody’s is then rating the Preferred Shares) promptly following receipt by the Trust of such Auditor’s Confirmation.

(f)   On or before 5:00 p.m., Eastern time, on the first Business Day after the Date of Original Issue of any Preferred Shares, the Trust shall complete and deliver to Fitch (if Fitch is then rating the Preferred Shares) and Moody’s (if Moody’s is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the close of business on such Date of Original Issue.

(g)   On or before 5:00 p.m., Eastern time, on the seventh Business Day after either (i) the Trust shall have redeemed Common Shares or (ii) the ratio of the Discounted Value of Fitch Eligible Assets or the Discounted Value of Moody’s Eligible Assets to the Preferred Shares Basic Maintenance Amount on any valuation date is less than or equal to 105% or (iii) whenever requested by Moody’s or Fitch, the Trust shall complete and deliver to Fitch (if Fitch is then rating the Preferred Shares) or Moody’s (if Moody’s is then rating the Preferred Shares), as the case may be, a Preferred Shares Basic Maintenance Report as of the date of such request.

H.   RESERVED.

I.   RESTRICTIONS ON DISTRIBUTIONS AND OTHER DISTRIBUTIONS.

(a)   DISTRIBUTIONS ON SHARES OTHER THAN PREFERRED SHARES.  Except as set forth in the next sentence, no distributions shall be declared or paid or set apart for payment on the shares of any class or series of shares of the Trust ranking, as to the payment of distributions, on a parity with Preferred Shares for any period unless full cumulative distributions have been or contemporaneously are declared and paid on the Preferred Shares through its most recent Distribution Payment Date.  When distributions are not paid in full upon the Preferred Shares through its most recent Distribution Payment Date or upon the shares of any other class or series of shares of the Trust ranking on a parity as to the payment of distributions with Preferred Shares through their most recent respective distribution payment dates, all distributions declared upon Preferred Shares and any other such class or series of shares ranking on a parity as to the payment of distributions with Preferred Shares shall be declared pro rata so that the amount of distributions declared per share on Preferred Shares and such other class or series of shares shall in all cases bear to each other the same ratio that accumulated distributions per share on the Preferred Shares and such other class or series of shares bear to each other (for purposes of this sentence, the amount of distributions declared per share of Preferred Shares shall be based on the Applicable Rate for such share for the Distribution Periods during which distributions were not paid in full).

(b)   DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO COMMON SHARES UNDER THE 1940 ACT.  The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

(c)   OTHER RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.  For so long as any Preferred Shares are outstanding, and except as set forth in paragraph (a) of this Section I and paragraph (c) of Section L of this Part I, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the Preferred Shares as to the payment of dividends or other distributions, including the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the Preferred Shares as to the payment of dividends and other distributions, including the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with Preferred Shares as to the payment of dividends and other distributions, including the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative distributions on Preferred Shares through its most recently ended Distribution Period shall have been paid or shall have been declared and sufficient funds for the payment thereof are reasonably expected by the Trust to be available for payment on the date payment is due to the Auction Agent and (ii) the Trust has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to Preferred Shares as to the payment of dividends and other distributions, including the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to Preferred Shares as to the payment of dividends or other distributions, including the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to Preferred Shares as to the payment of dividends and other distributions, including the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody’s Eligible Assets (if Moody’s is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) would each at least equal the Preferred Shares Basic Maintenance Amount.

J.   RESERVED.

K.   REDEMPTION.

(a)   OPTIONAL REDEMPTION.

(i)   Subject to the provisions of subparagraph (v) of this paragraph (a), Preferred Shares may be redeemed, at the option of the Trust, as a whole or from time to time in part, on the second Business Day preceding any Distribution Payment Date for shares of a Series, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; provided, however, that (1)  Preferred Shares are redeemable by the Trust during the Initial Rate Period only on the second Business Day next preceding the last Distribution Payment Date for such Initial Rate Period; and (2) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Rate Period relating to a Special Rate Period of Preferred Shares, as delivered to the Auction Agent and filed with the Secretary of the Trust, may provide that shares of such Series shall not be redeemable during the whole or any part of such Special Rate Period (except as provided in subparagraph (iv) of this paragraph (a)) or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein (“Special Redemption Provisions”).

(ii)   A Notice of Special Rate Period relating to Preferred Shares for a Special Rate Period thereof may contain Special Redemption Provisions only if the Trust’s Board of Trustees, after consultation with the Broker-Dealer or Broker-Dealers for such Special Rate Period of shares of a Series, determines that such Special Redemption Provisions are in the best interest of the Trust.

(iii)   If fewer than all of the outstanding Preferred Shares are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares of the applicable Series to be redeemed shall be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the Holders of shares of such Series in proportion to the number of shares of such Series held by such Holders or by such other method that the Board of Trustees deems fair and equitable.

(iv)   Subject to the provisions of subparagraph (v) of this paragraph (a), Preferred Shares may be redeemed, at the option of the Trust, as a whole but not in part, out of funds legally available therefor, on the first day following any Distribution Period thereof included in a Rate Period consisting of more than 364 Rate Period

Days if, on the date of determination of the Applicable Rate for shares of the applicable Series for such Rate Period, such Applicable Rate equaled or exceeded on such date of determination the Treasury Note Rate for such Rate Period, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

(v)   The Trust may not on any date mail a Notice of Redemption pursuant to paragraph (c) of this Section K in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (a) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of Preferred Shares by reason of the redemption of such shares on such redemption date and (b) the Discounted Value of Moody’s Eligible Assets (if Moody’s is then rating the Preferred Shares) and the Discounted Value of Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) each at least equal the Preferred Shares Basic Maintenance Amount, and would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date.  The Trust shall not be required to have available Deposit Securities as described in clause (a) of this subparagraph (v) in respect of a redemption of any Preferred Shares, as a whole or in part, contemplated to be effected pursuant to paragraph 11(a) where such redemption is subject to the issuance of shares of any other series of preferred shares or debt or other leverage of the Trust.  For purposes of determining in clause (b) of the second preceding sentence whether the Discounted Value of Moody’s Eligible Assets and Fitch Eligible Assets each at least equal the Preferred Shares Basic Maintenance Amount, and would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption, the Moody’s Discount Factor applicable to Moody’s Eligible Assets and the Fitch Discount Factor applicable to Fitch Discount Assets shall be determined by reference, if applicable, to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definition of Moody’s Discount Factor and Fitch Discount Factor herein.

(b)   MANDATORY REDEMPTION.  The Trust shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid distributions thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Trustees for redemption, certain of the Preferred Shares, if the Trust fails to have either Moody’s Eligible Assets with a Discounted Value or Fitch Eligible Assets with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount, in accordance with the requirements of the rating agency or agencies then rating the Preferred Shares, or fails to maintain the 1940 Act Preferred Shares Asset Coverage and such failure is not cured on or before the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.  The number of Preferred Shares to be redeemed shall be equal to the lesser of (i) the minimum number of Preferred Shares, together with all other preferred shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Trust’s having both Moody’s Eligible Assets with a Discounted Value and Fitch Eligible Assets with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or maintaining the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of Preferred Shares and other preferred shares the redemption or retirement of which would have had such result, all Preferred Shares and other preferred shares then outstanding shall be redeemed), and (ii) the maximum number of Preferred Shares, together with all other preferred shares subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration of Trust and applicable law.  In determining the Preferred Shares required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount or the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among Preferred Shares and other preferred shares (and, then, pro rata among the Preferred Shares) subject to redemption or retirement.  The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 20 days (or such lesser number of days as determined by the Trust with appropriate consultation with the Auction Agent and Broker-Dealers) nor later than 40 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of Preferred Shares and other preferred shares that are subject to redemption or retirement or the Trust otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Trust shall redeem those Preferred Shares and other preferred shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.  If fewer than all of the outstanding shares Preferred Shares are to be redeemed pursuant to this paragraph (b), the number of Preferred Shares to be redeemed shall be redeemed pro rata from the Holders of Preferred Shares in proportion to the number of Preferred Shares held by such Holders or by such other method that the Board of Trustees deems fair and equitable.

(c)   NOTICE OF REDEMPTION.  If the Trust shall determine or be required to redeem Preferred Shares pursuant to paragraph (a) or (b) of this Section K, it shall mail a Notice of Redemption with respect to such redemption by first class mail, postage prepaid, to each Holder of the Preferred Shares to be redeemed, at such Holder’s address as the same appears on the record books of the Trust on the record date established by the Board of Trustees.  Such Notice of Redemption shall be so mailed not less than 20 (or such lesser number of days as determined by the Trust with appropriate consultation with the Auction Agent and Broker-Dealers) nor more than 45 days prior to the date fixed for redemption.  Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of Preferred Shares to be redeemed; (iii) the CUSIP number for the shares of the applicable Series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that distributions on the shares to be redeemed will cease to accumulate on such redemption date; and (vii) the provisions of this Section K under which such redemption is made.  If fewer than all Preferred

Shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such Series to be redeemed from such Holder.  The Trust may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section K that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(d)   NO REDEMPTION UNDER CERTAIN CIRCUMSTANCES.  Notwithstanding the provisions of paragraphs (a) or (b) of this Section K, if any distributions on Preferred Shares (whether or not earned or declared) are in arrears, no Preferred Shares shall be redeemed unless all outstanding shares of the applicable Series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such Series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such Series.

(e)   ABSENCE OF FUNDS AVAILABLE FOR REDEMPTION.  To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration of Trust and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available.  Failure to redeem Preferred Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Trust’s failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.  Notwithstanding the fact that the Trust may not have redeemed Preferred Shares for which a Notice of Redemption has been mailed, distributions may be declared and paid on Preferred Shares and shall include those Preferred Shares for which a Notice of Redemption has been mailed.

(f)   AUCTION AGENT AS TRUSTEE OF REDEMPTION PAYMENTS BY TRUST.  All moneys paid to the Auction Agent for payment of the Redemption Price of Preferred Shares called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

(g)   SHARES FOR WHICH NOTICE OF REDEMPTION HAS BEEN GIVEN ARE NO LONGER OUTSTANDING.  Provided a Notice of Redemption has been mailed pursuant to paragraph (c) of this Section K, upon the deposit with the Auction Agent (on the Business Day fixed for redemption thereby, in funds available on that Business Day in The City of New York, New York) of funds sufficient to redeem the Preferred Shares that are the subject of such notice, distributions on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph (e)(i) of Section B of this Part I and in Section C of this Part I.  The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the Preferred Shares called for redemption on such date and (ii) all other amounts to which Holders of Preferred Shares called for redemption may be entitled.  Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of Preferred Shares so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled.

(h)   COMPLIANCE WITH APPLICABLE LAW.  In effecting any redemption pursuant to this Section K, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Maryland law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Maryland law.

(i)   ONLY WHOLE PREFERRED SHARES MAY BE REDEEMED.  In the case of any redemption pursuant to this Section K, only whole Preferred Shares shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

(j)   MODIFICATION OF REDEMPTION PROCEDURES.  Notwithstanding any of the foregoing provisions of this Section K, the Trust may modify any or all of the requirements relating to the Notice of Redemption provided that (i) any such modification does not materially and adversely affect any holder of Preferred Shares, and (ii) the Trust receives notice from Moody’s (if Moody’s is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) that such modification would not impair the ratings assigned by Moody’s and Fitch to the Preferred Shares.

(k)   PURCHASE OR OTHER ACQUISITION OF PREFERRED SHARES OUTSIDE OF AN AUCTION.  Except for the provisions described above, nothing contained in these Bylaws limits any right of the Trust to purchase or otherwise acquire any Preferred Shares outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of distributions on, or the mandatory or optional redemption price with respect to, any Preferred Shares for which Notice of Redemption has been given and the Trust meets the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount Test after giving effect to such purchase or acquisition on the date thereof.  Any shares that are purchased, redeemed or otherwise acquired by the Trust shall have no voting rights.  If fewer than all the Outstanding Preferred Shares are redeemed or otherwise acquired by the Trust, the Trust shall give notice of such transaction to the Auction Agent, in accordance with the procedures agreed upon by the Board of Trustees.

L.   LIQUIDATION RIGHTS.

(a)   RANKING.  The Preferred Shares shall rank on a parity with each other and with shares of any other series of preferred shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

(b)   DISTRIBUTIONS UPON LIQUIDATION.  Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its Shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the Preferred Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all distributions thereon (whether or not earned or declared but excluding interest thereon) accumulated but unpaid to (but not including) the date of final distribution in same day funds.  After the payment to the Holders of the Preferred Shares of the full preferential amounts provided for in this paragraph (b), the Holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

(c)   PRO RATA DISTRIBUTIONS.  In the event the assets of the Trust available for distribution to the Holders of Preferred Shares upon any dissolution, liquidation, or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section L, no such distribution shall be made on account of any shares of any other class or series of preferred shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d)   RIGHTS OF JUNIOR SHARES.  Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of the Preferred Shares as provided in paragraph (b) of this Section L, but not prior thereto, any other series or class or classes of shares ranking junior to the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Preferred Shares shall not be entitled to share therein.

(e)   CERTAIN EVENTS NOT CONSTITUTING LIQUIDATION.  Neither the sale of all or substantially all the property or business of the Trust, nor the merger or consolidation of the Trust into or with any corporation nor the merger or consolidation of any corporation into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section L.

M.   FUTURES AND OPTIONS TRANSACTIONS; FORWARD COMMITMENTS.

(a)   If Moody’s is rating any Preferred Shares, then:

(i)   For so long as any Preferred Shares are rated by Moody’s, the Trust will not buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives confirmation from Moody’s that engaging in such transactions would not impair the ratings then assigned to such Preferred Shares by Moody’s, except that the Trust may purchase or sell exchange-traded futures contracts based on the NAREIT Index (the “Real Estate Index”) or United States Treasury Bonds, Bills or Notes (“Treasury Futures”), and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively, “Moody’s Hedging Transactions”), subject to the following limitations:

(A)   the Trust will not engage in any Moody’s Hedging Transaction based on the Real Estate Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust’s taking an opposite position thereto (“Closing Transactions”)) which would cause the Trust at the time of such transaction to own or have sold outstanding futures contracts based on the Real Estate Index exceeding in number 10% of the average number of daily traded futures contracts based on the Real Estate Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(B)   the Trust will not engage in any Moody’s Hedging Transaction based on Treasury Futures (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (i) outstanding futures contracts based on Treasury Futures having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody’s Eligible Assets owned by the Trust and rated at least Aa by Moody’s (or, if not rated by Moody’s, rated AAA by S&P), or (ii) outstanding futures contracts based on Treasury Futures having an aggregate Market Value exceeding 40% of the aggregate Market Value of all securities of REITs and Other Real Estate Companies constituting Moody’s Eligible Assets owned by the Trust (other than Moody’s Eligible Assets already subject to a Moody’s Hedging Transaction) and rated Baa or A by Moody’s (or, if not rated by Moody’s, rated A or AA by S&P) (for purpose of the foregoing clauses (I) and (II), the Trust shall be deemed to own futures contracts that underlie any outstanding options written by the Trust);

(C)   the Trust will engage in Closing Transactions to close out any outstanding futures contract based on the Real Estate Index if the amount of open interest in the Real Estate Index as reported by The Wall Street Journal is less than 100; and

(D)   the Trust will not enter into an option on futures transaction unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

(ii)   For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Moody’s Eligible Assets which the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows:

(A)   assets subject to call options written by the Trust which are either exchange-traded and “readily reversible” or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of: (i) Discounted Value and (ii) the exercise price of the call option written by the Trust;

(B)   assets subject to call options written by the Trust not meeting the requirements of clause (A) of this sentence shall have no value;

(C)   assets subject to put options written by the Trust shall be valued at the lesser of: (i) the exercise price and (ii) the Discounted Value of the subject security.

(iii)   For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody’s Eligible Assets held by the Trust:

(A)   10% of the exercise price of a written call option;

(B)   the exercise price of any written put option;

(C)   where the Trust is the seller under a futures contract, 10% of the settlement price of the futures contract;

(D)   where the Trust is the purchaser under a futures contract, the settlement price of assets purchased under such futures contract;

(E)   the settlement price of the underlying futures contract if the Trust writes put options on a futures contract and does not own the underlying contract; and

(F)   105% of the Market Value of the underlying futures contracts if the Trust writes call options on a futures contract and does not own the underlying contract.

(iv)   For so long as any Preferred Shares are rated by Moody’s, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody’s Hedging Transactions that are permitted under Section M(a)(ii) of this Part I), except that the Trust may enter into such contracts to purchase newly-issued securities on the date such securities are issued (“Forward Commitments”), subject to the following limitation:

(A)   the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MTG-1 or MIG-1 by Moody’s and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust’s obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust’s obligations under any Forward Commitment to which it is from time to time a party; and

(B)   the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody’s Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

For purposes of determining whether the Trust has Moody’s Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

(b)   If Fitch is rating any Preferred Shares, then:

(i)   For so long as any Preferred Shares are rated by Fitch, the Trust will not buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives confirmation from Fitch that engaging in such transactions would not impair the ratings then assigned to such Preferred Shares by Fitch, except that the Trust may purchase or sell exchange-traded futures contracts based on the Real Estate Index or Treasury Futures, and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively, “Fitch Hedging Transactions”), subject to the following limitations:

(A)   the Trust will not engage in any Fitch Hedging Transaction based on the Real Estate Index (other than Closing Transactions) which would cause the

Trust at the time of such transactions to own or have sold outstanding futures contracts based on the Real Estate Index exceeding in number 10% of the average number of daily traded futures contracts based on the Real Estate Index in the 30 days preceding the time of effecting such transaction (as reported by The Wall Street Journal);

(B)   the Trust will not engage in any Fitch Hedging Transaction based on Treasury Futures (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold (i) outstanding futures contracts based on Treasury Futures having an aggregate Market Value exceeding 20% of the aggregate Market Value of Fitch Eligible Assets owned by the Trust and rated at least AA by Fitch (or, if not rated by Fitch, rated at least Aa by Moody’s; or, if not rated by Moody’s, rated at least AA by S&P), or (ii) outstanding futures contracts based on Treasury Futures having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Real Estate Securities constituting Fitch Eligible Assets owned by the Trust (other than Fitch Eligible Assets already subject to a Fitch Hedging Transaction) and rated at least BBB by Fitch (or, if not rated by Fitch, rated at least Baa by Moody’s, or, if not rated by Moody’s, rated at least A by S&P) (for purposes of the foregoing clauses (i) and (ii), the Trust shall be deemed to own futures contracts that underlie any outstanding options written by the Trust);

(C)   the Trust will engage in Closing Transactions to close any outstanding futures contract based on the Real Estate Index if the amount of open interest in the Real Estate Index as reported by The Wall Street Journal is less than 100; and

(D)   the Trust will not enter into an option on future transaction unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

(ii)   For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of Fitch Eligible Assets which the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows:

(A)   assets subject to call options written by the Trust which are either exchange-traded and “readily reversible” or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of:  (i)  Discounted Value and (ii) the exercise price of the call option written by the Trust;

(B)   assets subject to call options written by the Trust not meeting the requirements of clause (A) of this sentence shall have no value;

(C)   assets subject to put options written by the Trust shall be valued at the lesser of: (i) the exercise price and (ii) the Discounted Value of the subject security.

(iii)   For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Fitch Eligible Assets held by the Trust:

(A)   10% of the exercise price of a written call option;

(B)   the exercise price of any written put option;

(C)   where the Trust is the seller under a futures contract, 10% of the settlement price of the futures contract;

(D)   where the Trust is the purchaser under a futures contract, the settlement price of assets purchased under such futures contract;

(E)   the settlement price of the underlying futures contract if the Trust writes put options on a futures contract and does not own the underlying contract; and

(F)   105% of the Market Value of the underlying futures contracts if the Trust writes call options on a futures contract and does not own the underlying contract.

(iv)   For so long as any Preferred Shares are rated by Fitch, the Trust will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Fitch Hedging Transactions that are permitted under Section M(b)(ii) of this Part I), except that the Trust may enter into Forward Commitments, subject to the following limitation:

(A)   the Trust will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated F-1 by Fitch (or, if not rated by Fitch, rated P-1, MTG-1 or MIG-1 by Moody’s) and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Trust’s obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Trust’s obligations under any Forward Commitment to which it is from time to time a party; and

(B)   the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

For purposes of determining whether the Trust has Fitch Eligible Assets with an aggregate Discounted Value that equals or exceeds the Preferred Shares Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

(c)   For so long as any Preferred Shares are outstanding and Moody’s or Fitch or both is rating such shares, the Trust will not, unless it has received confirmation from Moody’s or Fitch or both, as applicable, that any such action would not impair the rating then assigned by such rating agency to such shares, engage in any one or more of the following transactions:

(i)                                     borrow money, except that the Trust may, without obtaining the confirmation described above, borrow money for the purpose of clearing securities transactions if

(A)   the Preferred Shares Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing and

(B)   such borrowing (i) is privately arranged with a bank or other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed or (ii) is for “temporary purposes,” is evidenced by a promissory note or other evidence of indebtedness and is in an amount not exceeding 5% of the value of the total assets of the Trust at the time of the borrowing (for purposes of the foregoing, “temporary purposes” means that the borrowing is to be repaid within sixty days and is not to be extended or renewed);

(ii)   except as provided in Section E of this Part I, issue additional Preferred Shares or any class or series of shares ranking prior to or on a parity with Preferred Shares with respect to the payment of dividends or other distributions, including the distribution of assets upon dissolution, liquidation or winding up of the Trust, or reissue any Preferred Shares previously purchased or redeemed by the Trust;

(iii)   engage in any short sales of securities;

(iv)   lend securities;

(v)   merge or consolidate into or with any other corporation or entity;

(vi)   for purposes of valuation of Moody’s Eligible Assets: (A) if the Trust writes a call option, the underlying asset will be valued as follows:(1) if the option is exchange-traded and may be offset readily or if the option expires before the earliest possible redemption of a Series, at the lower of the Discounted Value of the underlying security of the option and the exercise price of the option or (2) otherwise, it has no value; (B) if the Trust writes a put option, the underlying asset will be valued as follows: the lesser of (1) exercise price and (2) the Discounted

Value of the underlying security; and (C) call or put option contracts which the Trust buys have no value.  For so long as any Series is rated by Moody’s: (A) the Trust will not engage in options transactions for leveraging or speculative purposes; (B) the Trust will not write or sell any anticipatory contracts pursuant to which the Trust hedges the anticipated purchase of an asset prior to completion of such purchase; (C) the Trust will not enter into an option transaction with respect to portfolio securities unless, after giving effect thereto, the Trust would continue to have Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount; (D) the Trust will not enter into an option transaction with respect to portfolio securities unless after giving effect to such transaction the Trust would continue to be in compliance with the provisions relating to the Preferred Shares Basic Maintenance Amount; (E) for purposes of the Preferred Shares Basic Maintenance Amount assets in margin accounts are not Eligible Assets; (F) the Trust will write only exchange-traded options on exchanges approved by Moody’s (if Moody’s is then rating any series of Preferred Shares); (G) where delivery may be made to the Trust with any of a class of securities, the Trust will assume for purposes of the Preferred Shares Basic Maintenance Amount that it takes delivery of that security which yields it the least value; (H) the Trust will not engage in forward contracts; and (I) there will be a quarterly audit made of the Trust’s options transactions by the Trust’s independent auditors to confirm that the Trust is in compliance with these standards;

(vii)   change a pricing service (which has been designated by management or the Board of Trustees); and

(viii)   enter into reverse repurchase agreements.

In the event any Preferred Shares are outstanding and another nationally-recognized statistical rating organization is rating such shares in addition to or in lieu of Moody’s or Fitch, the Trust shall comply with any restrictions imposed by such rating agency, which restrictions may be more restrictive than those imposed by Moody’s or Fitch.

N.   MISCELLANEOUS.

(a)   AMENDMENT OF BYLAWS TO ADD ADDITIONAL SERIES.  Subject to the provisions of paragraph (c) of Section J of this Part I, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by these Bylaws or required by applicable law), approving an annex hereto, (1) reflect any amendments hereto which the Board of Trustees is entitled to adopt pursuant to the terms of these Bylaws without shareholder approval or (2) add additional series of Preferred Shares or additional shares of a Series (and terms relating thereto) to the Series and Preferred Shares described herein.  Each such additional series and all such additional shares shall be governed by the terms of these Bylaws.

(b)   NO FRACTIONAL SHARES.  No fractional Preferred Shares shall be issued.

(c)   STATUS OF PREFERRED SHARES REDEEMED, EXCHANGED OR OTHERWISE ACQUIRED BY THE TRUST.  Preferred Shares that are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued Preferred Shares.

(d)   BOARD MAY RESOLVE AMBIGUITIES.  To the extent permitted by applicable law, the Board of Trustees may interpret or adjust the provisions of these Bylaws to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend these Bylaws with respect to Preferred Shares prior to the issuance of shares of any series of Preferred Shares.

(e)   HEADINGS NOT DETERMINATIVE.  The headings contained in these Bylaws are for convenience of reference only and shall not affect the meaning or interpretation of these Bylaws.

(f)   NOTICES.  All notices or communications, unless otherwise specified in these Bylaws, shall be sufficiently given if in writing and delivered in person or by facsimile or mailed by first-class mail, postage prepaid.  Notices delivered pursuant to this Section N shall be deemed given on the earlier of the date received or the date five days after which such notice is mailed, except as otherwise provided in these Bylaws or by the Maryland General Corporation Law for notices of shareholders’ meetings.

(g)   EXEMPTION FROM OWNERSHIP RESTRICTIONS.  Pursuant to Article V, Sections 2.7(a)-(b) of the Declaration of Trust, for any Person who holds Preferred Shares, the share ownership restrictions contained in Article V, Sections 2.1(a)(i)-(ii) of the Declaration of Trust shall be computed as though all Preferred Shares were not issued and outstanding.

PART II

A.   ORDERS.

(a)   Prior to the Submission Deadline on each Auction Date for Preferred Shares:

(i)   each Beneficial Owner of shares of a Series may submit to its Broker-Dealer by telephone or otherwise information as to:

(A)   the number of Outstanding shares, if any, of such Series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such Series for the next succeeding Rate Period of such series;

(B)   the number of Outstanding shares, if any, of such Series of Preferred Shares held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such Series for the next succeeding Rate Period of shares of such Series shall be less than the rate per annum specified by such Beneficial Owner; and/or

(C)   the number of Outstanding shares, if any, of such Series of Preferred Shares held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such Series for the next succeeding Rate Period of shares of such Series; and

(ii)   one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of a Series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such Series for the next succeeding Rate Period of shares of such Series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an “Order” and collectively as “Orders” and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a “Bidder” and collectively as “Bidders”; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a “Hold Order” and collectively as “Hold Orders”; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a “Bid” and collectively as “Bids”; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a “Sell Order” and collectively as “Sell Orders.”

(b)

(i)   A Bid by a Beneficial Owner or an Existing Holder of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

(A)   the number of Outstanding shares of the Series specified in such Bid if the Applicable Rate for shares of such Series determined on such Auction Date shall be less than the rate specified therein;

(B)   such number or a lesser number of Outstanding shares of the Series to be determined as set forth in clause (iv) of paragraph (a) of Section D of this Part II if the Applicable Rate for shares of such Series determined on such Auction Date shall be equal to the rate specified therein; or

(C)   the number of Outstanding shares of the Series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such Series, or such number or a lesser number of Outstanding shares of such Series to be determined as set forth in clause (iii) of paragraph (b) of Section D of this Part II if the rate specified therein shall be higher than the Maximum

Rate for shares of such Series and Sufficient Clearing Bids for shares of such Series do not exist.

(ii)   A Sell Order by a Beneficial Owner or an Existing Holder of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

(A)   the number of Outstanding shares of the Series specified in such Sell Order; or

(B)   such number or a lesser number of Outstanding shares of the Series as set forth in clause (iii) of paragraph (b) of Section D of this Part II if Sufficient Clearing Bids for shares of such Series do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of a Series shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph (c) of Section B of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of Section G of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer’s records, such Broker-Dealer believes it is not the Existing Holder of such shares.

(iii)   A Bid by a Potential Beneficial Holder or a Potential Holder of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

(A)   the number of Outstanding shares of the Series specified in such Bid if the Applicable Rate for shares of such Series determined on such Auction Date shall be higher than the rate specified therein; or

(B)   such number or a lesser number of Outstanding shares of the Series as set forth in clause (v) of paragraph (a) of Section D of this Part II if the Applicable Rate for shares of such Series determined on such Auction Date shall be equal to the rate specified therein.

(c)   No Order for any number of Preferred Shares other than whole shares shall be valid.

B.   SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

(a)   Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Preferred Shares subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential

Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

(i)   the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

(ii)   the aggregate number of shares of the applicable Series that are the subject of such Order;

(iii)   to the extent that such Bidder is an Existing Holder of shares of the applicable Series:

(A)   the number of shares, if any, of such Series subject to any Hold Order of such Existing Holder;

(B)   the number of shares, if any, of such Series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

(C)   the number of shares, if any, of such Series subject to any Sell Order of such Existing Holder; and

(iv)   to the extent such Bidder is a Potential Holder of shares of the applicable Series, the rate and number of shares of such Series specified in such Potential Holder’s Bid.

(b)   If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

(c)   If an Order or Orders covering all of the Outstanding Preferred Shares held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of the applicable Series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of the Series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 28 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of the Series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

(d)   If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Preferred Shares subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

(i)   all Hold Orders for shares of the applicable Series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such Series held by such Existing Holder, and if the number of shares of such Series subject to such Hold Orders exceeds the number of Outstanding shares of such Series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such Series held by such Existing Holder;

(ii)   (A) any Bid for shares of such Series shall be considered valid up to and including the excess of the number of Outstanding shares of such Series held by such Existing Holder over the number of shares of such Series subject to any Hold Orders referred to in clause (i) above;

(B)  subject to subclause (A), if more than one Bid of an Existing Holder for shares of such Series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such Series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such Series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of the Series equal to such excess;

(C)  subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for shares of such Series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

(D)  in any such event, the number, if any, of such Outstanding shares of such Series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such Series by or on behalf of a Potential Holder at the rate therein specified; and

(iii)     all Sell Orders for shares of such Series shall be considered valid up to and including the excess of the number of Outstanding shares of such Series held by such Existing Holder over the sum of shares of such Series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

(e)   If more than one Bid for one or more Preferred Shares is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

(f)   Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

C.   DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE.

(a)   Not earlier than the Submission Deadline on each Auction Date for Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of the applicable Series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or as a “Submitted Order” and collectively as “Submitted Hold Orders,” “Submitted Bids” or “Submitted Sell Orders,” as the case may be, or as “Submitted Orders”) and shall determine for such Series:

(i)   the excess of the number of Outstanding Preferred Shares of such Series over the number of Outstanding shares of such Series subject to Submitted Hold Orders (such excess being hereinafter referred to as the “Available Preferred Shares” of such Series);

(ii)   from the Submitted Orders for shares of such Series whether:

(A)   the number of Outstanding shares of such Series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for shares of such Series exceeds or is equal to the sum of:

(B)   the number of Outstanding shares of such Series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate for shares of such Series; and

(C)   the number of Outstanding shares of such Series subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of shares of such Series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such Series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as “Sufficient Clearing Bids” for shares of such Series); and

(iii)   if Sufficient Clearing Bids for shares of such Series exist, the lowest rate specified in such Submitted Bids (the “Winning Bid Rate” for shares of such Series) which if:

(A)   (I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such Series that are subject to such Submitted Bids; and

(B)   (I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such Series which, when added to the number of Outstanding shares of such Series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Preferred Shares of such Series.

(b)   Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section C, the Auction Agent shall advise the Trust of the Maximum Rate for Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for shares of the applicable Series for the next succeeding Rate Period thereof as follows:

(i)   if Sufficient Clearing Bids for shares of such Series exist, the Applicable Rate for all shares of the Series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such Series so determined;

(ii)   if Sufficient Clearing Bids for shares of such Series do not exist (other than because all of the Outstanding shares of such Series are subject to Submitted Hold Orders), the Applicable Rate for all shares of such Series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such Series; or

(iii)   if all of the Outstanding shares of such Series are subject to Submitted Hold Orders, the Applicable Rate for all shares of such Series for the next succeeding Rate Period thereof shall be the All Hold Rate.

D.   ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES.  Existing Holders shall continue to hold the Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section C of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

(a)   If Sufficient Clearing Bids for Preferred Shares have been made, all Submitted Sell Orders with respect to shares of the applicable Series shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section D, Submitted Bids with respect to shares of such Series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such Series shall be rejected:

(i)   Existing Holders’ Submitted Bids for shares of such Series specifying any rate that is higher than the Winning Bid Rate for shares of such Series shall be accepted, thus requiring each such Existing Holder to sell the Preferred Shares subject to such Submitted Bids;

(ii)   Existing Holders’ Submitted Bids for shares of such Series specifying any rate that is lower than the Winning Bid Rate for shares of such Series shall be rejected, thus entitling each such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bids;

(iii)   Potential Holders’ Submitted Bids for shares of such Series specifying any rate that is lower than the Winning Bid Rate for shares of such Series shall be accepted;

(iv)   each Existing Holder’s Submitted Bid for shares of such Series specifying a rate that is equal to the Winning Bid Rate for shares of the Series shall be rejected, thus entitling such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Preferred Shares (“remaining shares”) in the excess of the Available Preferred Shares of the Series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Preferred Shares subject to such Submitted Bid, but only in an amount equal to the number of Preferred Shares of such Series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such Series; and

(v)   each Potential Holder’s Submitted Bid for shares of such Series specifying a rate that is equal to the Winning Bid Rate for shares of such Series shall be accepted but only in an amount equal to the number of shares of the Series obtained by multiplying the number of shares in the excess of the Available Preferred Shares of such Series over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such Series.

(b)    If Sufficient Clearing Bids for shares of a Series have not been made (other than because all of the Outstanding shares of such Series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section D, Submitted Orders for shares of such Series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such Series shall be rejected:

(i)   Existing Holders’ Submitted Bids for shares of such Series specifying any rate that is equal to or lower than the Maximum Rate for shares of such Series shall be rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares subject to such Submitted Bids;

(ii)   Potential Holders’ Submitted Bids for shares of such Series specifying any rate that is equal to or lower than the Maximum Rate for shares of such Series shall be accepted; and

(iii)   Each Existing Holder’s Submitted Bid for shares of such Series specifying any rate that is higher than the Maximum Rate for shares of the Series and the Submitted Sell Orders for shares of such Series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such Series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such Series obtained by multiplying the number of shares of such Series subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such Series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of the Series subject to all such Submitted Bids and Submitted Sell Orders.

(c)   If all of the Outstanding Preferred Shares are subject to Submitted Hold Orders, all Submitted Bids for shares of such Series shall be rejected.

(d)   If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section D, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Preferred Share on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares of such Series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Preferred Shares.

(e)   If, as a result of the procedures described in clause (v) of paragraph (a) of this Section D, any Potential Holder would be entitled or required to purchase less than a whole share of a Series on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Preferred Shares of such Series for purchase among Potential Holders so that only whole Preferred Shares of such Series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Preferred Shares of such Series on such Auction Date.

(f)   Based on the results of each Auction for Preferred Shares, the Auction Agent shall determine the aggregate number of shares of the applicable Series to be purchased and the aggregate number of shares of such Series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing

Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Preferred Shares of such Series.

Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Preferred Shares that have been made in respect of Potential Holders’ or Potential Beneficial Owners’ Submitted Bids for shares of the applicable Series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

(g)   Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Preferred Shares or to pay for Preferred Shares sold or purchased pursuant to the Auction Procedures or otherwise.

E.   RESERVED.

F.   AUCTION AGENT.

For so long as any Preferred Shares are outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its affiliates (which however, may engage or have engaged in business transactions with the Trust or its affiliates) and at no time shall the Trust or any of its affiliates act as the Auction Agent in connection with the Auction Procedures.  If the Auction Agent resigns or for any reason its appointment is terminated during any period that any Preferred Shares are outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.  The Auction Agent’s registry of Existing Holders of Preferred Shares shall be conclusive and binding on the Broker-Dealers.  A Broker-Dealer may inquire of the Auction Agent between 3:00 p.m.  Eastern time on the Business Day preceding an Auction for shares of a series of Preferred Shares and 9:30 a.m.  Eastern time on the Auction Date for such Auction to ascertain the number of shares in respect of which the Auction Agent has determined such Broker-Dealer to be an Existing Holder.  If such Broker-Dealer believes it is the Existing Holder of fewer shares of the applicable Series than specified by the Auction Agent in response to such Broker-Dealer’s inquiry, such Broker-Dealer may so inform the Auction Agent of that belief.  Such Broker-Dealer shall not, in its capacity as Existing Holder of shares of such Series, submit Orders in such Auction in respect of shares of such Series covering in the aggregate more than the number of shares of such Series specified by the Auction Agent in response to such Broker-Dealer’s inquiry.

G.   TRANSFER OF PREFERRED SHARES.

Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Preferred Shares only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer, provided, however, that (a) a sale, transfer or other disposition of Preferred Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section G if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

H.   GLOBAL CERTIFICATE.

Prior to the commencement of a Voting Period, (i) all of the Preferred Shares outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of Preferred Shares shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

I.   FORCE MAJEURE.

(a)   Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed for business for more than three consecutive business days due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Auction Rate for the next Distribution Period shall be the Auction Rate determined on the previous Auction Date.

(b)   Notwithstanding anything else set forth herein, if a Distribution Payment Date is not a Business Day because the New York Stock Exchange is closed for business for more than three consecutive business days due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the distribution payable on such date cannot be paid for any such reason, then:

(i)   the Distribution Payment Date for the affected Distribution Period shall be the next Business Day on which the Trust and its paying agent, if any, are able to cause the distribution to be paid using their reasonable best efforts;

(ii)   the affected Distribution Period shall end on the day it would have ended had such event not occurred and the Distribution Payment Date had remained the scheduled date; and

(iii)   the next Distribution Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Distribution Payment Date remained the scheduled date.